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                                                              Exhibit (10)(i)(2)



                                                                  EXECUTION COPY



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                            ASSET PURCHASE AGREEMENT



                                  by and among



                                 BROADWING INC.,



                                 CINCINNATI BELL
                                 DIRECTORY INC.



                                       and



                                 CBD MEDIA, INC.



                          Dated as of February 4, 2002









================================================================================

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                                                  TABLE OF CONTENTS


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

                                                                                                                 Page
                                                                                                                 ----
                                                      ARTICLE I

                                        PURCHASE AND SALE OF ACQUIRED ASSETS

SECTION 1.01.  Purchase and Sale....................................................................................2
SECTION 1.02.  Acquired Assets and Excluded Assets..................................................................2
SECTION 1.03.  Assumption of Certain Liabilities....................................................................5
SECTION 1.04.  Consents of Third Parties............................................................................8
SECTION 1.05.  Purchase Price Adjustment............................................................................8


                                                     ARTICLE II

                                                     THE CLOSING

SECTION 2.01.  Closing Date........................................................................................11
SECTION 2.02.  Transactions To Be Effected at the Closing..........................................................11
SECTION 2.03.  Risk of Loss........................................................................................12


                                                     ARTICLE III

                               REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SUB

SECTION 3.01.  Organization, Standing and Power....................................................................12
SECTION 3.02.  Authority; Execution and Delivery; Enforceability...................................................13
SECTION 3.03.  No Conflicts; Consents..............................................................................13
SECTION 3.04.  Financial Statements................................................................................14
SECTION 3.05.  Assets Other than Real Property Interests...........................................................14
SECTION 3.06.  Leased Property.....................................................................................15
SECTION 3.07  Intellectual Property................................................................................15
SECTION 3.08.  Contracts...........................................................................................19
SECTION 3.09.  Permits.............................................................................................22
SECTION 3.10.  Insurance...........................................................................................22
SECTION 3.11.  Sufficiency of Acquired Assets......................................................................22
SECTION 3.12.  Taxes...............................................................................................23
SECTION 3.13.  Proceedings.........................................................................................24

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                                                                                                                   ii





SECTION 3.14.  Benefit Plans.......................................................................................24
SECTION 3.15.  Absence of Changes or Events........................................................................25
SECTION 3.16.  Compliance with Applicable Laws.....................................................................25
SECTION 3.17.  Environmental Matters...............................................................................25
SECTION 3.18.  Transactions with Affiliates........................................................................25
SECTION 3.19.  Investments.........................................................................................26
SECTION 3.20.  Receivables.........................................................................................26
SECTION 3.21.  No Other Agreements.................................................................................26
SECTION 3.22.  Employees...........................................................................................26


                                                     ARTICLE IV

                                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 4.02.  Authority; Execution and Delivery; and Enforceability...............................................27
SECTION 4.03.  No Conflicts; Consents..............................................................................28
SECTION 4.04.  Litigation..........................................................................................28
SECTION 4.05.  Availability of Funds...............................................................................28


                                                      ARTICLE V

                                                      COVENANTS

SECTION 5.01.  Covenants of Seller and Seller Sub Relating to Conduct of Business..................................29
SECTION 5.02.  No Solicitation.....................................................................................31
SECTION 5.03.  Access to Information...............................................................................32
SECTION 5.04.  Confidentiality.....................................................................................32
SECTION 5.06.  Expenses; Transfer Taxes............................................................................34
SECTION 5.07.  Brokers or Finders..................................................................................34
SECTION 5.08.  Collection of Receivables...........................................................................35
SECTION 5.09.  Employee Matters....................................................................................35
SECTION 5.10.  Post-Closing Cooperation............................................................................38
SECTION 5.11.  Publicity...........................................................................................39
SECTION 5.12.  No Solicitation; Exclusive Agency...................................................................39
SECTION 5.13.  Monthly Financial Information.......................................................................40
SECTION 5.14.  Records.............................................................................................40
SECTION 5.15.  Bulk Transfer Laws..................................................................................40
SECTION 5.16.  Further Assurances..................................................................................40
SECTION 5.17.  Purchase Price Allocation...........................................................................40
SECTION 5.18.  Cooperation; Allocation of Taxes Among Acquired Assets..............................................41

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                                                                                                                  iii





SECTION 5.19.  Refunds.............................................................................................41
SECTION 5.20.  Seller and Seller Sub Transfers.....................................................................42
SECTION 5.21   Withholding Exemption...............................................................................42
SECTION 5.22.  Name Change.........................................................................................42
SECTION 5.23.  Advertising Services................................................................................42
SECTION 5.24.  Website Content.....................................................................................42
SECTION 5.25.  Transition Services.................................................................................43


                                                     ARTICLE VI

                                                CONDITIONS PRECEDENT

SECTION 6.01.  Conditions to Each Party's Obligation...............................................................44
SECTION 6.02.  Conditions to Obligation of Purchaser...............................................................44
SECTION 6.03.  Conditions to Obligation of Seller and Seller Sub...................................................45
SECTION 6.04.  Frustration of Closing Conditions...................................................................45
SECTION 6.05.  Effect of Certain Waivers of Closing Conditions.....................................................46


                                                     ARTICLE VII

                                          TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01.  Termination.........................................................................................46
SECTION 7.02.  Effect of Termination...............................................................................47
SECTION 7.03.  Amendments and Waivers..............................................................................47


                                                    ARTICLE VIII

                                                   INDEMNIFICATION

SECTION 8.01.  Indemnification by Seller...........................................................................47
SECTION 8.02.  Indemnification by Purchaser........................................................................49
SECTION 8.03.  Calculation of Losses...............................................................................49
SECTION 8.04.  Termination of Indemnification......................................................................50
SECTION 8.05.  Procedures..........................................................................................50
SECTION 8.06.  Survival of Representations.........................................................................52
SECTION 8.07.  No Additional Representations.......................................................................52

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                                                                                                                   iv





                                                     ARTICLE IX

                                                 GENERAL PROVISIONS

SECTION 9.01.  Assignment..........................................................................................53
SECTION 9.02.  No Third-Party Beneficiaries........................................................................53
SECTION 9.03.  Notices.............................................................................................53
SECTION 9.04.  Interpretation; Exhibits and Schedules; Certain Definitions.........................................54
SECTION 9.05.  Counterparts........................................................................................55
SECTION 9.06.  Entire Agreement....................................................................................55
SECTION 9.07.  Severability........................................................................................56
SECTION 9.08.  Consent to Jurisdiction.............................................................................56
SECTION 9.09.  Governing Law.......................................................................................56
SECTION 9.10.  Waiver of Jury Trial................................................................................56
SECTION 9.11.  Specific Performance................................................................................57

                                                      ARTICLE X

                                             DEFINITIONS AND TERMS.................................................57



Exhibit A - Service Agreements
Exhibit B - Financing Commitment
Exhibit C - Directory Business Agreement

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                          ASSET PURCHASE AGREEMENT dated as of
          January 30, 2002, among BROADWING INC., an Ohio corporation ("SELLER"), CINCINNATI BELL DIRECTORY INC., an Ohio corporation and a wholly owned subsidiary of Seller ("SELLER SUB"), and CBD MEDIA, INC., a Delaware corporation ("PURCHASER").



                  WHEREAS Seller and Seller Sub desire to sell to Purchaser, and Purchaser desires to purchase from Seller and Seller Sub, substantially all of the assets related to Seller's and Seller Sub's (i) telephone directory businesses, including all primary, metro and suburban, business to business and underlay, whether in written or electronic form, or displayed on the internet or other dissemination device; (ii) all products and services relating to the products and services included in clause (i); (iii) all internet initiatives and websites relating primarily to any of the foregoing; and (iv) all web hosting, website design and similar activities currently engaged in by Seller or Seller Sub primarily related to the products and services described in clauses (i) and
(ii) (it being understood that in each case this shall not include any business related to White Pages directories or operator-assisted "411" or similar telephone services) (collectively, the "BUSINESS"), upon the terms and subject to the conditions of this Agreement;

                  WHEREAS in order to induce Purchaser, Seller and Seller Sub to consummate the transactions contemplated by this Agreement, Purchaser, Seller and Seller Sub have entered into a trademark license agreement (the "LICENSE AGREEMENT") dated as of the date of this Agreement and certain other service agreements (the "SERVICE AGREEMENTS"), each dated as of the date of this Agreement attached hereto as Exhibits A-1 through A- 4; Purchaser and Seller have also entered into a Directory Business Agreement (the "DIRECTORY BUSINESS AGREEMENT") dated as of the date of this Agreement attached hereto as Exhibit C
..

                  WHEREAS the Boards of Directors of Seller and Seller Sub, by resolutions duly adopted, have determined the sale of the Business to Purchaser to be in the best interests of Seller and Seller Sub, and the Board of Directors of Purchaser, by resolutions duly adopted, have determined the purchase of the Business to be in the best interests of Purchaser, and in each case have approved this Agreement, the License Agreement, the Service Agreements and the transactions contemplated hereby and thereby upon the terms and subject to the conditions set forth herein and therein.

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                                                                               2



                  NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                       PURCHASE AND SALE OF ACQUIRED ASSETS

                  SECTION 1.01. PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement, at the Closing, Seller and Seller Sub shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller and Seller Sub, all the right, title and interest as of the Closing of Seller and Seller Sub in, to and under the Acquired Assets, for (a) an aggregate purchase price of $353,846,000 (the "PURCHASE PRICE"), payable as set forth in Section 2.02 and subject to adjustment as set forth in Section 1.05 and taking into account, if necessary, any credit against the Purchase Price pursuant to Section 2.02(a)(i), and (b) the assumption of the Assumed Liabilities. The purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities is referred to in this Agreement as the "ACQUISITION".

                  SECTION 1.02. ACQUIRED ASSETS AND EXCLUDED ASSETS. (a) The term "ACQUIRED ASSETS" means all the right, title and interest of Seller and Seller Sub in all the business, properties, assets, goodwill and rights of Seller and Seller Sub of whatever kind and nature, real or personal, tangible or intangible, that are owned, controlled, leased or licensed by Seller or Seller Sub on the Closing Date and used, held for use or intended to be used primarily in the operation or conduct of the Business, other than the Excluded Assets, including:

                  (i) all Leased Property and the improvements and fixtures thereon, furniture and other appurtenances thereto (the "LEASEHOLD IMPROVEMENTS");

                  (ii) all raw materials, work in process, supplies, packaging and other inventories of Seller or Seller Sub (including those located on the Leased Property, in transit, on consignment or in the possession of any third party) on the Closing Date that are used, held for use or intended to be used primarily in the operation or conduct of the Business (collectively, the "INVENTORY");

                  (iii) all other tangible personal property and interests therein, including all machinery, equipment, furniture, furnishings and vehicles, of Seller or Seller Sub that are used, held for use or intended to be used primarily in the operation or conduct of the Business (the "PERSONAL PROPERTY");

                  (iv) all accounts receivable of Seller or Seller Sub on the Closing Date to the extent arising out of the operation or conduct of the Business (the "RECEIVABLES");

                  (v) all Trademarks (except the Licensed Trademarks), Patents, Copyrights, Domain Names and Trade Secrets (collectively, "INTELLECTUAL PROPERTY") of Seller or Seller

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                                                                               3



         Sub that are used, held for use or intended to be used primarily in the operation of the Business (the "ASSIGNED INTELLECTUAL PROPERTY");

                  (vi) subject to Section 1.04, all Permits of Seller or Seller Sub that are used, held for use or intended to be used primarily in the operation or conduct of the Business (the "ASSIGNED PERMITS");

                  (vii) subject to Section 1.04, all contracts, leases, subleases, licenses, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written ("CONTRACTS"), to which Seller or Seller Sub is a party or by which Seller or Seller Sub is bound that are denoted on Schedule 3.06(a) or 3.08 as "Assigned Contracts," and all other Contracts (including purchase orders and sales orders) that are not required to be listed on Schedule 3.06(a) or
         3.08 to which Seller or Seller Sub is a party or by which Seller or Seller Sub is bound that are used, held for use or intended to be used primarily in, or that arise primarily out of, the operation or conduct of the Business or to which the Acquired Assets are subject (the "ASSIGNED CONTRACTS"), including any rights thereunder arising after the Closing;

                  (viii) all rights in and to products sold or leased (including products returned after the Closing and rights of rescission, replevin and reclamation) in the operation or conduct of the Business;

                  (ix) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items that are used, held for use or intended to be used primarily in, or that arise primarily out of, the operation or conduct of the Business;

                  (x) all rights, claims, causes of action, rights of set-off, rights to payment or to enforce payment and credits to the extent relating to any other Acquired Asset or any Assumed Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of Seller or Seller Sub in respect of any other Acquired Asset, any product or service to the extent provided or purchased in connection with the Business or any Assumed Liability;

                  (xi) all information technology systems that are used, held for use or intended to be used primarily in the operation or conduct of the Business;

                  (xii) all hardware lines, software, communications lines and infrastructure items, telephone numbers, websites, domain names, internet addresses, art work and office and other supplies of Seller or Seller Sub that are used, held for use or intended to be used primarily in the operation or conduct of the Business;

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                                                                               4



                  (xiii) all books of account, ledgers, general, financial, accounting and personnel records, files, invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals, customer and supplier correspondence (in all cases, in any form or medium), of Seller or Seller Sub that are used, held for use or intended to be used primarily in, or that arise primarily out of, the operation or conduct of the Business (the "RECORDS");

                  (xiv)  any assets to be transferred pursuant to Section 5.09;

                  (xv)   all other assets reflected on the Balance Sheet; and

                  (xvi) all goodwill generated by or associated with the Business;

                  (b) The term "EXCLUDED ASSETS" means:

                  (i)    all assets identified on Schedule 1.02(b)(i);

                  (ii)   all cash and cash equivalents of Seller or Seller Sub;

                  (iii) all Contracts to which Seller or Seller Sub is a party or by which Seller or Seller Sub is bound that are listed on Schedule 3.06(a) or 3.08, but which are not "ASSIGNED CONTRACTS" and all other Contracts that are not required to be listed on Schedule 3.06(a) or
         3.08 to which Seller or Seller Sub is a party or by which Seller or Seller Sub is bound that are not used, held for use or intended to be used primarily in, or that do not arise primarily out of, the operation or conduct of the Business or to which the Acquired Assets are not subject;

                  (iv) all rights, claims, causes of action, rights of set-off, rights to payment or to enforce payment and credits of Seller or Seller Sub to the extent relating to any other Excluded Asset or any Excluded Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of Seller or Seller Sub in respect of any other Excluded Asset or any Excluded Liability;

                  (v) except as specifically provided in Section 5.09, all the assets of the Seller Benefit Plans;

                  (vi) all rights of Seller or Seller Sub under this Agreement, the Service Agreements, the License Agreement and the other agreements and instruments executed and delivered in connection with this Agreement (the "ANCILLARY AGREEMENTS");

                  (vii) all Trademarks identified on Schedule 1.02(b)(vii) (the "LICENSED TRADEMARKS");

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                                                                               5



                  (viii) all goodwill generated by or associated with the Licensed Trademarks;

                  (ix) all records prepared in connection with the sale of the Business to Purchaser; and

                  (x) all financial and tax records relating to the Business that form part of Seller's general ledger, except that Purchaser shall receive a copy of the portion of any such records that relate to the Business in any respect.

                  SECTION 1.03. ASSUMPTION OF CERTAIN LIABILITIES. (a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing, and from and after the Closing Purchaser shall pay, perform and discharge when due, all the following liabilities, obligations and commitments of Seller and Seller Sub (the "ASSUMED LIABILITIES"):

                  (i) any liability, obligation or commitment relating to or arising out of the Business or any Acquired Asset, whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown, and based upon, arising out of or resulting from any fact, circumstance, occurrence, condition, act or omission occurring after the Closing Date , but not based on, arising out of or resulting from any fact, circumstance, occurrence, condition, act or omission existing on or occurring on or prior to the Closing Date;

                  (ii) all liabilities, obligations and commitments of Seller or Seller Sub under the Assigned Contracts arising after the Closing Date, except obligations, liabilities or obligations arising out of any actual or alleged breach on or prior to the Closing Date by Seller or Seller Sub of, or nonperformance on or prior to the Closing Date by Seller or Seller Sub under, any Assigned Contract; and

                  (iii) all accounts payable and accrued expenses of Seller or Seller Sub arising out of the operation or conduct of the Business on or prior to the Closing Date, but only to the extent included in Closing Working Capital.

                  (b) Except as set forth in Section 1.03(a), and notwithstanding any other provision of this Agreement or any Ancillary Agreement, Purchaser shall not assume any liabilities, obligations and commitments of Seller and Seller Sub (the "EXCLUDED LIABILITIES"), all of which shall be retained and paid, performed and discharged when due by Seller and Seller Sub, including:

                  (i) any liability, obligation or commitment of Seller or Seller Sub not specifically listed in Section 1.03(a);

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                                                                               6



                  (ii) any liability, obligation or commitment of Seller or Seller Sub, except as specifically set forth in Section 1.03(a), relating to or arising out of the Business or any Acquired Asset, whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown, and based upon, arising out of or resulting from any fact, circumstance, occurrence, condition, act or omission existing on or occurring on or prior to the Closing Date;

                  (iii) any liability, obligation or commitment of Seller or Seller Sub, whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown, arising primarily out of the operation or conduct by Seller or any of its affiliates of any business other than the Business;

                  (iv) any liability, obligation or commitment of Seller or Seller Sub arising primarily out of any actual or alleged breach by Seller or Seller Sub of, or nonperformance by Seller or Seller Sub under, any Contract (including any Assigned Contract) on or prior to the Closing;

                  (v) any liability, obligation or commitment of Seller or Seller Sub arising primarily out of (A) any claim, suit, action or proceeding ("PROCEEDING") pending or, to the knowledge of Seller or Seller Sub, threatened as of the Closing Date or (B) any actual or alleged violation by Seller or any of its affiliates of any Applicable Law on or prior to the Closing;

                  (vi) any account payable or accrued expense of Seller or Seller Sub to the extent not included in Closing Working Capital and any indebtedness for borrowed money or guarantees thereof;

                  (vii) any liability, obligation or commitment of Seller or Seller Sub to the extent it relates to, or that arises out of, any Excluded Asset, or that arises out of the distribution to, or ownership by, Seller or Seller Sub of the Excluded Assets or associated with the realization of the benefits of any Excluded Asset;

                  (viii) any liability, obligation or commitment for Taxes, whether or not accrued, assessed or currently due and payable, (A) of Seller or Seller Sub (including any and all income Taxes of each of Seller and Seller Sub), or for which either of Seller and Seller Sub is liable, under Treasury Regulation section 1.1502-6, as a transferee, by contract, or otherwise, or (B) levied with respect to the Acquired Assets for the Pre-Closing Tax Period as provided in Section 5.18(b) and in any case which have not been explicitly assumed by Purchaser pursuant to this Agreement;

                  (ix) except as expressly provided in Section 5.09, any liability, obligation or commitment of Seller or Seller Sub arising under any Seller Benefit Plan;

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                                                                               7



                  (x) any liability, obligation or commitment arising under any Environmental Law in respect of the Acquired Assets or Business, to the extent arising out of conditions existing or events occurring on or prior to the Closing Date;

                  (xi) any liability, obligation or commitment of Seller or Seller Sub that relates to, or that arises out of, services performed or products manufactured, shipped or sold by or on behalf of Seller or Seller Sub on or prior to the Closing Date (including claims of negligence, personal injury, product damage, product liability, product warranties, promotional obligations, strict liability, product recall or any other claims (including workers' compensation, employer's liability or otherwise)), whether such liability, obligation or commitment relates to or arises out of accidents, injuries or losses occurring on or prior to the Closing Date;

                  (xii) any liability, obligation or commitment of Seller or Seller Sub that relates to, or that arises out of, the termination of the employment with Seller or Seller Sub of any Business Employee, former Business Employee or service provider of the Business (including as a result of the transactions contemplated by this Agreement) or the service of any employee or consultant with Seller or Seller Sub on or prior to the Closing Date, including any salary, severance, bonuses, vacation, stock options or other employee benefits, rights or obligations under any Seller Benefit Plan, except to the extent expressly provided otherwise in Section 5.09; and

                  (xiii) any liability, obligation or commitment of Seller or Seller Sub to any of their respective affiliates.

                  (c) Purchaser shall acquire the Acquired Assets free and clear of all liabilities, obligations and commitments of Seller or Seller Sub, other than the Assumed Liabilities, and free and clear of all Liens, other than Permitted Liens.

                  (d) Seller and Purchaser acknowledge that certain expenses of the Business are paid on a periodic basis. Accordingly, the items listed below, to the extent not included in Closing Working Capital, shall be apportioned between Seller and Seller Sub and Purchaser, with Seller and Seller Sub being responsible for all such expenses attributable to periods on or prior to the Closing Date, and Purchaser being responsible for all expenses attributable to periods after the Closing Date:

                  (i) prepaid rent, tenant utility payments and all other percentage or additional rent, common area maintenance and sundry charges (including any HVAC charges) and commissions paid by tenants;

                  (ii) utility company charges, including electricity, gas, fuel, water and sewer charges;

                  (iii) general and special assessments and other public or private charges affecting the Leased Property; and

                  (iv) other items typically apportioned in sale of assets transactions of the type contemplated by this Agreement.

                  SECTION 1.04. CONSENTS OF THIRD PARTIES. (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, or would in any way adversely affect the rights of Seller or Seller Sub or, upon transfer, Purchaser under such asset. If any transfer or assignment by Seller or Seller Sub to, or any assumption by Purchaser of, any interest in, or liability, obligation or commitment under, any asset requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained.

                  (b) If any such consent is not obtained prior to the Closing, Seller, Seller Sub and Purchaser shall cooperate (at their own expense) in any lawful and reasonable arrangement reasonably proposed by Purchaser under which Purchaser shall obtain the economic claims, rights and benefits under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement. Such reasonable arrangement may include (i) the subcontracting, sublicensing or subleasing to Purchaser of any and all rights of Seller and Seller Sub against the other party to such third-party agreement arising out of a breach or cancelation thereof by the other party and (ii) the enforcement by Seller or Seller Sub of such rights.

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                                                                               9

                  SECTION 1.05. PURCHASE PRICE ADJUSTMENT. (a) Within 60 days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement (the "STATEMENT"), certified by Purchaser's independent auditors, setting forth Working Capital as of the close of business on the Closing Date ("CLOSING WORKING CAPITAL") and a certificate of Purchaser that the Statement has been prepared in compliance with the requirements of this Section 1.05. Seller's independent auditors may participate in the preparation of the Statement and review working papers of Purchaser's accountants; provided, however, that Seller acknowledges that Purchaser shall have the primary responsibility and authority for preparing the Statement and Purchaser's independent auditors shall have the primary responsibility and authority for certifying the Statement.

                  (b) During the 30-day period following Seller's receipt of the Statement, Seller and its independent auditors shall be permitted to review the working papers relating to the Statement and Purchaser shall cooperate with Seller and its independent auditors to provide them with any other information used in preparing the Statement reasonably requested by Seller and their independent auditors. The Statement shall become final and binding upon the parties on the 30th day following delivery thereof, unless Seller gives written notice of its disagreement with the Statement (a "NOTICE OF DISAGREEMENT") to Purchaser prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include disagreements based on errors of fact or mathematical errors in the Balance Sheet and/or the Statement or based on Closing Working Capital not being calculated in accordance with this Section 1.05. If a Notice of Disagreement is received by Purchaser in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon Seller and Purchaser on the earlier of (A) the date Seller and Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm. During the 30-day period following the delivery of a Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During such period Purchaser and its auditors shall have access to the working papers of Seller's auditors prepared in connection with their certification of the Notice of Disagreement. At the end of such 30-day period, Seller and Purchaser shall submit to an independent accounting firm (the "ACCOUNTING FIRM") for arbitration any and all matters that remain in dispute and were properly included in the Notice of Disagreement, in the form of a written brief. The Accounting Firm shall be Deloitte & Touche LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. Seller and Purchaser agree to use reasonable efforts to cause the Accounting Firm to render a decision resolving any matters submitted to the Accounting Firm within 30 days following submission. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section



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                                                                              10

1.05 shall be borne by Purchaser and Seller in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and disbursements of Purchaser's independent auditors incurred in connection with their certification of the Statement and review of any Notice of Disagreement shall be borne by Purchaser, and the fees and disbursements of Seller's independent auditors incurred in connection with their review of the Statement and any Notice of Disagreement shall be borne by Seller.

                  (c) The Purchase Price shall be increased by the amount by which Closing Working Capital exceeds $16,657,500 (the "WC AMOUNT"), and the Purchase Price shall be decreased by the amount by which Closing Working Capital is less than the WC Amount (the Purchase Price as so increased or decreased shall hereinafter be referred to as the "ADJUSTED PURCHASE PRICE"). If the Purchase Price is less than the Adjusted Purchase Price, Purchaser shall, and if the Purchase Price is more than the Adjusted Purchase Price, Seller shall, within 5 business days after the Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A., as its prime rate, calculated on the basis of the actual number of days elapsed divided by 365, from the Closing Date to the date of payment.

                  (d) The term "WORKING CAPITAL" means Current Assets minus Current Liabilities. The terms "CURRENT ASSETS" and "CURRENT LIABILITIES" mean the current assets and current liabilities, respectively, of the Business, calculated in the same way, using the same accounting methods, as the line items on the Balance Sheet (which in each case for purposes of this Section 1.05 shall exclude any Excluded Assets and Excluded Liabilities). Attached hereto as
Schedule 1.05 is a form of the Working Capital Statement that identifies the specific line items and adjustments that will be included in Working Capital. Without limiting the generality of the foregoing, Closing Working Capital is to be calculated in the same way, using the same accounting methods, as the line items comprising Working Capital on the Balance Sheet, whether or not doing so is in accordance with United States generally accepted accounting principles ("GAAP"). The foregoing principles are referred to in this Agreement as the "BALANCE SHEET PRINCIPLES". The adjustment contemplated by this Section 1.05 is intended to show the change in Working Capital from the date of the Balance Sheet to the Closing Date, and such change can only be measured if the calculation is done in the same way using the same accounting methods, for both dates. The scope of the disputes to be resolved by the Accounting Firm shall be limited to disputes concerning whether such calculation was done in accordance with the Balance Sheet Principles, and whether there were errors of fact or mathematical errors in the Statement or the Balance Sheet, and the Accounting Firm is not to make any other determination, including any determination as to whether GAAP was followed for the Balance Sheet or the Statement or as to whether the WC Amount is correct. Any items on or omissions from the Balance Sheet that are not in accordance with

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                                                                              11

GAAP, but which are in accordance with the Balance Sheet Principles, shall be retained for purposes of calculating Closing Working Capital.

                  (e) To the extent such actions could affect the Statement, from the Closing through the full and complete resolution of any adjustment to the Purchase Price contemplated by this Section 1.05, Purchaser shall not take any actions with respect to the accounting books and records of the Business on which the Statement is to be based that are not consistent with the past practice of the Business. Without limiting the generality of the foregoing, during such period, no changes shall be made in any reserve or other account existing as of the date of the Balance Sheet except as a result of events occurring after the date of the Balance Sheet and, in such event, only in a manner consistent with the Balance Sheet Principles. Seller shall assist Purchaser in the preparation of the Statement, including providing customary certifications to Purchaser's auditors. During the period of time from and after the Closing Date through the full and complete resolution of any adjustment to the Purchase Price contemplated by this Section 1.05, Seller shall afford to Purchaser and any accountants, counsel or financial advisors retained by Purchaser in connection with any adjustment to the Purchase Price contemplated by this Section 1.05 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Seller relevant to the adjustment contemplated by this Section
1.05. During the period of time from and after the Closing Date through the full and complete resolution of any adjustment to the Purchase Price contemplated by this Section 1.05, Purchaser shall afford to Seller and any accountants, counsel or financial advisors retained by Seller in connection with any adjustment to the Purchase Price contemplated by this Section 1.05 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business retained or controlled by Purchaser relevant to the adjustment contemplated by this Section 1.05.

                  (f) Notwithstanding the foregoing provisions of this Section 1.05, no adjustment to the Purchase Price pursuant to this Section 1.05 shall be made unless such adjustment would exceed $100,000, and if the adjustment would exceed $100,000, then the full amount of the adjustment shall be made.

                                   ARTICLE II

                                   THE CLOSING

                  SECTION 2.01. CLOSING DATE. The closing of the Acquisition (the "CLOSING") shall take place at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Section 6.01, or, if on such day any condition set forth in Section 6.02 or 6.03 has not been satisfied (or, to the extent permitted, waived by the party entitled to the



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                                                                              12

benefit thereof), as soon as practicable after all the conditions set forth in
Article VI have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed between Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

                  SECTION 2.02. TRANSACTIONS TO BE EFFECTED AT THE CLOSING. At the Closing:

                  (a) Seller and Seller Sub shall deliver to Purchaser (i) payment, by wire transfer to a bank account designated in writing by Purchaser (such designation to be made at least two business days prior to the Closing Date), immediately available funds, or otherwise credit Purchaser such amount against the Purchase Price, in an amount equal to $8,846,000, (ii) such appropriately executed deeds (in recordable form), bills of sale, assignments and other instruments of transfer relating to the Acquired Assets in form and substance reasonably satisfactory to Purchaser and its counsel and (iii) such other documents as Purchaser or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; PROVIDED, HOWEVER that the terms of such deeds, bills of sale, assignments and other instruments and documents shall not result in an increase in the obligations of Seller or Seller Sub beyond those contemplated by this Agreement.

                  (b) Purchaser shall deliver to Seller and Seller Sub (i) payment, by wire transfer to a bank account designated in writing by Seller (such designation to be made at least two business days prior to the Closing Date), immediately available funds in an amount equal to the Purchase Price, subject to any credit pursuant to Section 2.02(a)(i), (ii) duly authorized and issued certificates representing an amount of common stock of CBD Media Holdings, Inc., a Delaware corporation and the sole shareholder of Purchaser ("HOLDCO"), equal to 2.5% of the outstanding shares of common stock of Holdco (the "HOLDCO SHARES") (after giving effect to such issuance), (iii) such appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed Liabilities in form and substance reasonably satisfactory to Seller and its counsel and (iv) such other documents as Seller or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; PROVIDED, HOWEVER that the terms of such assumption agreements and other instruments and documents shall not result in an increase in the obligations of Purchaser beyond those contemplated by this Agreement.

                  SECTION 2.03. RISK OF LOSS. Until the Closing, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence not covered by insurance payable to Purchaser shall be the sole responsibility of Seller or Seller Sub, as applicable.

                                   ARTICLE III



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                                                                              13

             REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SUB

                  Subject to the second sentence of Section 9.04(a), Seller and Seller Sub hereby jointly and severally represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

                  SECTION 3.01. ORGANIZATION, STANDING AND POWER. Each of Seller and Seller Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct the Business and its other businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, could not reasonably be expected to have a Business Material Adverse Effect. A "BUSINESS MATERIAL ADVERSE EFFECT" shall mean any change or effect that is reasonably likely to (i) have a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Business or (ii) prevent or materially impede, interfere with, hinder or delay the consummation by Seller or Seller Sub of the Acquisition or the transactions contemplated by this Agreement and each Ancillary Agreement, in each case other than changes relating to United States or foreign economies or securities markets or the industries in which the Business operates and not specifically relating to the Business. Purchaser acknowledges that there may have been or may be disruption to the Business as a result of Seller's intention to sell the Business or as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby or announcement thereof, and Purchaser acknowledges that such disruptions do not and shall not constitute a Business Material Adverse Effect. Each of Seller and Seller Sub is duly qualified to do business as a foreign corporation in (A) each jurisdiction where the character of the Acquired Assets held by it or the nature of the Business make such qualification necessary for it to conduct the Business as currently conducted by it or the failure to so qualify could reasonably be expected to have a Business Material Adverse Effect and (B), in the case of Seller Sub, Ohio and Kentucky. Seller has delivered to Purchaser true and complete copies of the respective certificates of incorporation and by-laws of Seller and Seller Sub, in each case as amended through the date of this Agreement.

                  SECTION 3.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each of Seller and Seller Sub has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by each of Seller and Seller Sub of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by each of Seller and Seller Sub of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Seller, as the sole stockholder of Seller Sub, has authorized the Acquisition and the other transactions contemplated hereby. No other corporate proceedings on the part of Seller or Seller Sub are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. Each of Seller and Seller Sub has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3.03. NO CONFLICTS; CONSENTS. Except as set forth on
Schedule 3.03, the execution and delivery by Seller and Seller Sub of this Agreement do not, the execution and delivery by Seller and Seller Sub of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Seller and Seller Sub with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller or any of its subsidiaries, under any provision of (a) the certificate of incorporation or by-laws of Seller or any of its subsidiaries,
(b) any Contract to which Seller or Seller Sub is a party or by which any of their respective properties or assets is bound or (c) any judgment, order or decree ("JUDGMENT") or statute, law, ordinance, rule or regulation ("APPLICABLE LAW") applicable to Seller or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, could not reasonably be expected to have a Business Material Adverse Effect. No material consent, approval, license, permit, order or authorization ("CONSENT") of, or material registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required to be obtained or made by or with respect to Seller or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), or (ii) other filings or approvals that individually or in the aggregate could not reasonably be expected to prevent the consummation of the transactions contemplated hereby.

                  SECTION 3.04. FINANCIAL STATEMENTS. (a) Schedule 3.04(a) sets forth for the Business (i) audited balance sheets as of December 31, 2000 and 2001 (such December 31, 2001 balance sheet being referred to herein as the "BALANCE SHEET") and (ii) audited statements of income and cash flows for each of the years ended December 31, 1999, 2000 and 2001 (the "FINANCIAL STATEMENTS"). The Financial Statements have been examined by PricewaterhouseCoopers LLP, independent certified public accountants, whose report thereon is included with such Financial



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                                                                              15

Statements. The Financial Statements have been prepared in accordance with GAAP (except as specifically described in Schedule 3.04) consistently applied and fairly and accurately present in all material respects the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods indicated.

                  (b) The Business does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) of a nature required by GAAP to be reflected on a consolidated balance sheet of the Business that could reasonably be expected to have a Business Material Adverse Effect, except (i) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of the Business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement,
(iii) for Taxes and (iv) as set forth on Schedule 3.04(b). This representation shall not be deemed breached as a result of a change in law after the Closing Date.

                  SECTION 3.05. ASSETS OTHER THAN REAL PROPERTY INTERESTS. (a) Seller or Seller Sub has and will transfer to Purchaser good and marketable title to all the Acquired Assets, in each case free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, "LIENS"), except (i) such Liens as are set forth in Schedule 3.05, (ii) (A) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business and not material in amount, (B) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and (C) Liens for current Taxes that are not yet due and payable and (iii) other imperfections of title or encumbrances, if any, that individually or in the aggregate, do not impair in any material respect the continued use and operation of the assets to which they relate in the conduct of the Business as presently conducted (the Liens described above, together with the Liens referred to in clauses (b) through (e) of Section 3.06, are referred to collectively as "PERMITTED LIENS").

                  (b) This Section 3.05 does not relate to Leased Property, which is addressed in Section 3.06, or to Intellectual Property, which is addressed in Section 3.07.

                  SECTION 3.06. LEASED PROPERTY. Schedule 3.06(a) sets forth a complete list of all real property and interests in real property leased by Seller or Seller Sub and used, held for use or intended to be used primarily in the operation or conduct of the Business (individually, a "LEASED PROPERTY"). Each lease on Schedule 3.06(a) that is an "Assigned Contract" is clearly denoted as such. Seller or Seller Sub has good and valid title to the leasehold estates in all Leased Property free and clear of all Liens, except (a) Liens described in clause (ii) or (iii) of Section 3.05(a), (b) such Liens as are set forth in
Schedule 3.06(b), (c) subleases and similar agreements set forth in Schedule 3.08, (d) easements, covenants, rights-of-way and other similar restrictions of record, and (e) (i) zoning, building



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                                                                              16

and other similar restrictions, and (ii) Liens that have been placed by any developer, landlord or other third party on property over which Seller or Seller Sub has easement rights or on any Leased Property and subordination or similar agreements relating thereto. None of the items set forth in clause (e) above, individually or in the aggregate, impairs in any material respect the continued use and operation of the Leased Property to which they relate in the conduct of the Business as presently conducted.

                  SECTION 3.07  INTELLECTUAL PROPERTY.

                  (a) GENERALLY. Schedule 3.07(a) sets forth, with respect to the (i) trademarks and service marks (whether registered or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "TRADEMARKS"); (ii) patents and patent applications (including any continuations, continuations-in-part, divisionals, reissues, renewals and applications for any of the foregoing) (collectively "PATENTS"); (iii) copyrights and mask works (including any registrations and applications therefore and whether registered or unregistered) (collectively "COPYRIGHTS"); and (iv) domain names, including the top-level Internet domain names and all lower-level Internet domain names for which such top-level domains are a root or parent, whether in the form of an address for use in electronic mail transfer, a Universal Resource Locator, a File Transfer Protocol location, or other form suitable for specifying the location of an electronic data file over a distributed computer network (collectively, "DOMAIN NAMES"), in each case owned by or licensed to Seller or Seller Sub and used primarily in the Business, including jointly with others (such schedule specifying if such Intellectual Property is owned jointly), a complete and accurate list of all United States and foreign (a) Patents, Patent applications and Patent applications currently in process, (b) Trademark registrations and applications currently in progress, and (c) Copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). Notwithstanding the foregoing, it is understood and agreed that neither Seller nor Seller Sub represent that Schedule 3.07(a) constitutes a comprehensive list of all unregistered Trademarks in which Seller or Seller Sub might claim common law trademark or service mark rights that nevertheless constitute Acquired Assets.

                  (b) TRADEMARKS. (i) All Trademarks of Seller or Seller Sub used primarily in the Business for which an application for trademark registration has been filed are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancelation of any such registration or otherwise affect the use, priority or enforceability of the Trademark in question. Except as set forth in Schedule 3.07(b)(i), no registered Trademark of Seller or Seller Sub used primarily in the Business is involved in any opposition or cancelation proceeding in the United States Patent and Trademark Office. To Seller's knowledge, no such action has been threatened in writing, which threatened action remains unresolved or outstanding. Except as set forth in Schedule 3.07(b)(i), there has been, to the knowledge of Seller or Seller Sub, no prior use of any Trademark of Seller or Seller Sub by any third party that confers upon said third party superior rights in any such Trademark.

                           (ii) Except as set forth in Schedule 3.07(b)(ii),
Seller or Seller Sub is the owner of all right, title and interest in and to all of the Trademarks used primarily in the Business, in each case free and clear of any and all encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and neither Seller nor Seller Sub has received any written notice or claim or to its knowledge, any oral notice or claim, which claim remains unresolved or outstanding, challenging its complete and exclusive ownership of the Trademarks or suggesting that any other person has any claim of legal or beneficial ownership with respect thereto. There is no agreement, decree, arbitral award or other provision or contingency which obligates Seller or Seller Sub to grant licenses in future Trademarks used primarily in the Business.

                  (c) PATENTS. No Patents owned by Seller or Seller Sub have been or are currently used in the Business and, to the knowledge of Seller and Seller Sub, no such Patents are required to conduct the Business after the Closing.

                  (d)  COPYRIGHTS. Except as set forth in Schedule 3.07(d):

                  (i) Seller or Seller Sub is the owner of all right, title and interest in and to each of the Copyrights used primarily in the Business other than those as to which the rights being exercised by Seller or Seller Sub have been licensed from another person (collectively, "SELLER OWNED COPYRIGHTS"), free and clear of any and all encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and neither Seller nor Seller Sub has received any written or, to its knowledge, oral notice or claim, which claim remains unresolved or outstanding, challenging its complete and exclusive ownership of the Copyrights or suggesting that any other person has any claim of legal or beneficial ownership with respect thereto.

                  (ii) Neither Seller nor Seller Sub has received any written or, to its knowledge, oral notice or claim, which claim remains unresolved or outstanding, challenging or questioning the validity or enforceability of any of the Seller Owned Copyrights or indicating an intention on the part of any person to bring a claim that any Seller Owned Copyright is invalid, is unenforceable or has been misused.

                  (iii) Neither Seller nor Seller Sub has taken any action or used or enforced (or failed to enforce) any of the Seller Owned Copyrights, in each case in a manner that would result in the unenforceability of any of the Seller Owned Copyrights. Seller and Seller Sub have taken all steps reasonably necessary to protect their rights in and to the Seller Owned Copyrights, in each case in accordance with standard industry practice. To the knowledge of Seller and



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                                                                              18

         Seller Sub, no other person has infringed or is infringing in any material respect any of the Seller Owned Copyrights.

                  (iv) Neither Seller nor Seller Sub has granted to any person any right, license or permission to exercise any rights under any of the Seller Owned Copyrights other than non-exclusive licenses granted in the ordinary course of business to customers.

                  (e) TRADE SECRETS. Seller Sub has a written policy regarding trade secrets in accordance with normal industry practice and has taken commercially reasonable steps to enforce such policy and to protect its rights in confidential information and proprietary information, including any formula, pattern, compilation, program, device, method, technique, or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (collectively, "TRADE SECRETS").

                  (f) LICENSE AGREEMENTS. (i) Schedule 3.07(f)(i) sets forth a complete and accurate list of all license agreements granting to Seller or Seller Sub any right to use or practice any rights under any Intellectual Property used primarily in the Business (other than software commercially available on reasonable terms to any person for a license fee of no more than $10,000, but including all such agreements that are otherwise material to Seller or Seller Sub) (collectively, the "SELLER INBOUND LICENSE AGREEMENTS"), indicating for each the title and the parties thereto.

                  (ii) Schedule 3.07(f)(ii) sets forth a complete and accurate list of all license agreements under which Seller or Seller Sub grants any rights in or to use or practice any rights under any Intellectual Property used primarily in the Business (collectively, the "SELLER OUTBOUND LICENSE AGREEMENTS"), indicating for each the title and the parties thereto.

                  (iii) There is no outstanding or, to Seller's and Seller Sub's knowledge, threatened dispute or disagreement with respect to any Seller Inbound License Agreement or any Seller Outbound License Agreement. Correct and complete executed copies of all Seller Inbound License Agreements and Seller Outbound License Agreements have been delivered to Purchaser.

                  (g) OWNERSHIP; SUFFICIENCY OF INTELLECTUAL PROPERTY ASSETS. Except as set forth in Schedule 3.07(g), Seller and Seller Sub each owns or possesses adequate licenses or other rights to use, free and clear of encumbrances (except in the case of licenses, the interests of the licensing party), orders, arbitration awards and contingent licenses arising from termination provisions (or other causes) in agreements between them and any other person, all of the Intellectual Property assets necessary to conduct the Business as currently conducted. Except as set forth in Schedule 3.07(g), the Intellectual



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                                                                              19

Property identified in Section 1.02(a)(v) and in Schedule 3.07(a), together with Trade Secrets, Licensed Trademarks, Seller Owned Copyrights and Seller's and Seller Sub's unregistered Copyrights and Seller's and Seller Sub's rights granted to them under the Seller Inbound License Agreements, constitute all the Intellectual Property rights and Seller Inbound License Agreements used primarily in the operation of the Business as currently conducted and are all such Intellectual Property rights and Seller Inbound License Agreements necessary to operate such business after the Closing in substantially the same manner as such businesses have been operated by Seller and Seller Sub during the 12 months prior to the Closing.

                  (h) NO INFRINGEMENT BY SELLER. No litigation is pending and neither Seller nor Seller Sub has received any written or, to its knowledge, oral notice or claim (A) alleging that Seller or Seller Sub has engaged in any activity or conduct related primarily to the Business that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party, or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property used primarily in the Business which are owned or exclusively licensed by or to Seller or Seller Sub. No Intellectual Property that is owned or licensed by Seller or Seller Sub for use primarily in the Business is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Seller or Seller Sub.

                  (i) NO INFRINGEMENT BY THIRD PARTIES. To the knowledge of Seller and Seller Sub, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed by Seller or Seller Sub for use primarily in the Business, and no claims for any of the foregoing have been brought against any third party by Seller or Seller Sub.

                  (j) ASSIGNMENT; CHANGE OF CONTROL. Except as set forth in
Schedule 3.07(j), the execution, delivery and performance by Seller and Seller Sub of this Agreement and each of the other documents contemplated hereby to which either is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of Seller's or Seller Sub's rights to own any of its Intellectual Property used primarily in the Business or rights under any Seller Inbound License Agreement or Seller Outbound License Agreement, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

                  (k) WEBSITES. Seller Sub is the sole owner of the Domain Names, and all such Domain Names are currently registered by Seller Sub, as sole owner, with an ICANN accredited registrar, and the registration fees are paid through the dates listed on Schedule 5.24. Except as set forth on Schedule 3.07
(k), Seller Sub is the owner or authorized licensee of all Content and no consent, license, approval or authorization of, registration or declaration with, or notice to, any governmental authority, agency, bureau or commission is required to be obtained or made by Seller Sub in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or the sale or transfer of the ownership of the Domain Names and continued use of the Content by Purchaser. Neither Seller nor Seller Sub is aware of any facts or circumstances that could reasonably form the basis of a challenge relating to Purchaser's unencumbered use of the Websites, Content, or any part thereof.

                  SECTION 3.08. CONTRACTS. (a) Except for Contracts relating primarily to Excluded Assets and except as set forth on Schedule 3.08, neither Seller nor Seller Sub is a party to or bound by any Contract, including any supplement, amendment or revision thereto, that is used, held for use or intended for use primarily in, or that arises primarily out of, the operation or conduct of the Business and that is:

                  (i) a written employment agreement or employment contract that has an aggregate future liability in excess of $85,000 and is not terminable by Seller or Seller Sub by notice of not more than 60 days for a cost of less than $25,000;

                  (ii) a collective bargaining agreement or other Contract with any labor organization, union or association;

                  (iii) a Contract pursuant to which following the Closing would
         (A) materially limit the ability of Purchaser to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging; or (B) limit the ability of Purchaser to solicit or hire any employee, consultant or other entity for the purpose of providing services to Purchaser in connection with the Business;

                  (iv) a Contract with (A) any shareholder or affiliate of Seller or (B) any officer, director or employee of Seller or any of its affiliates (other than employment agreements covered by clause (i) above);

                  (v) a sublease or similar Contract with any person under which Seller or Seller Sub is a sublessor of, or makes available for use to any person, any Leased Property;

                  (vi) a lease, sublease or similar Contract with any person under which Seller or Seller Sub is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person and which has an aggregate future liability in excess of $100,000 and is not terminable by Seller or Seller Sub by notice of not more than 60 days for a cost of less than $25,000;

                  (vii) (A) a continuing Contract for the future purchase of materials, supplies or equipment (other than purchase orders for inventory in the ordinary course of business consistent with past practice) or (B) a management, service, market research, consulting or other similar Contract, in any such case that has an aggregate future liability to any person in excess of $100,000 and is not terminable by Seller or Seller Sub by notice of not more than 60 days for a cost of less than $25,000;

                  (viii) a Contract under which Seller or Seller Sub receives printing, plating or presswork services involving the payment over the life of such Contract in excess of $100,000 by Seller or Seller Sub and is not terminable by Seller or Seller Sub by notice of not more than 60 days for a cost of less than $25,000;

                  (ix) a Contract providing for the services of any dealer, distributor or sales representative involving the payment or receipt over the life of such Contract in excess of $100,000 by Seller or Seller Sub;

                  (x) a material license, sublicense, royalty, option or other Contract relating in whole or in part to the Assigned Intellectual Property (including any license or other Contract under which Seller or Seller Sub is licensee or licensor of any Assigned Intellectual Property);

                  (xi) (A) a Contract under which Seller or Seller Sub has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or (B) any other note, bond, debenture or other evidence of indebtedness issued to any person, in any such case that, individually, is in excess of $100,000;

                  (xii) a Contract (including any so-called take-or-pay or keepwell agreement) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Seller or Seller Sub or (B) Seller or Seller Sub has directly or indirectly guaranteed indebtedness, liabilities or obligations of any other person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case that, individually, is in excess of $100,000;

                  (xiii) a Contract under which Seller or Seller Sub has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than Seller or Seller Sub), in any such case that, individually, is in excess of $100,000;

                  (xiv) a Contract for the sale of any Acquired Asset (other than inventory sales in the ordinary course of business) or the grant of any preferential rights to purchase any Acquired Asset or requiring the consent of any party to the transfer thereof;

                  (xv) a material Contract providing for confidential treatment by Seller or Seller Sub of third party information other than non-disclosure agreements entered into by Seller or Seller Sub in the ordinary course of business consistent with past practice; and

                  (xvi) a Contract for any joint venture, partnership, limited liability company or similar arrangement and any shareholders, partnership or operating agreement with respect to any Investment.

                  (b) Schedule 3.08 also sets forth a list of all Contracts relating to the Business between Seller or Seller Sub and the top ten customers (in terms of revenue) of the Business, as of the date of this Agreement (the "TOP CUSTOMERS"). As of the date of this Agreement and except as set forth on
Schedule 3.08, neither Seller nor Seller Sub has received any notice of the decision of any of the Top Customers not to continue such Top Customer's relationship with the Business following the expiration of such Contract or to materially reduce its purchases from the Business. The form agreement used by the Business relating to the sale of advertising to customers is attached to
Schedule 3.08.

                  (c) Each Contract listed on Schedule 3.08 that is an "Assigned Contract" is clearly denoted as such. All Contracts listed in the Schedules are valid, binding and in full force and effect and are enforceable by Seller or Seller Sub, as applicable, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing regardless of whether considered in a proceeding in equity or at law. Seller and Seller Sub have performed all obligations required to be performed by them to date under the Assigned Contracts, and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, neither Seller nor Seller Sub has liability for any material delinquent fees under the Assigned Contracts and, to the knowledge of Seller, no other party to any Assigned Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. As of the date of this Agreement, neither Seller nor Seller Sub has, except as disclosed in the applicable Schedule, received any notice of the intention of any party to terminate any Assigned Contract listed in any Schedule. Seller Sub has delivered to Purchaser true and correct copies of (i) the letter dated January 29, 2002 from Seller Sub to L.M. Berry & Co. ("BERRY") and countersigned by Berry, pursuant to which Berry has consented to the assignment to Purchaser of a certain contract between Seller Sub and Berry and (ii) each Consent to Assignment in favor of the Bank signed by Berry or Seller.

                  (d) Schedule 3.08 sets forth each Assigned Contract listed on
Schedule 3.08 with respect to which the Consent of the other party or parties thereto must be obtained by virtue of the execution and delivery of this Agreement or the consummation of the Acquisition to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof. In addition, Schedule 3.08 sets forth each Assigned Contract not listed on Schedule
3.08 with respect to which the Consent of the other party or parties thereto must be obtained by virtue of the execution and delivery of this Agreement or the consummation of the Acquisition to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof, other than such Assigned Contracts the termination of which by any party thereto, individually or in the aggregate, could not reasonably be expected to have a Business Material Adverse Effect.

                  SECTION 3.09. PERMITS. (a) Schedule 3.09 sets forth all material certificates, licenses, permits, authorizations and approvals ("PERMITS") issued or granted to Seller or Seller Sub by Governmental Entities that are necessary or desirable for the operation or conduct of the Business. All such Permits are validly held by Seller or Seller Sub, and Seller or Seller Sub has complied in all material respects with all terms and conditions thereof. During the past 12 months, neither Seller nor Seller Sub has received notice of any Proceedings relating to the revocation, default or modification of any such Permits. None of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and no Consent or approvals must by obtained by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Permit. This Section 3.09 does not relate to environmental matters, which are the subject of Section 3.17.

                  (b) Seller or Seller Sub possesses all Permits to own or hold under lease and operate the Acquired Assets and to conduct the Business as currently conducted, other than such Permits the absence of which, individually or in the aggregate, could not reasonably be expected to have a Business Material Adverse Effect.

                  SECTION 3.10. INSURANCE. The material insurance policies maintained by Seller and Seller Sub with respect to the Business are listed in
Schedule 3.10. All such policies are in full force and effect in all material respects, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending on or prior to the Closing
Date), and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation.

                  SECTION 3.11. SUFFICIENCY OF ACQUIRED ASSETS. The Acquired Assets, together with the Excluded Assets, comprise all the assets employed by Seller or Seller Sub in connection with the Business. The Acquired Assets, together with the services to be provided pursuant to the Ancillary Agreements, are sufficient for the conduct of Business immediately following the Closing in substantially the same manner as currently conducted and there are no assets that are material to the conduct of the Business as currently conducted other than the Acquired Assets, the Assigned Contracts and the services to be provided pursuant to the Ancillary Agreements.

                  SECTION 3.12.  TAXES.  (a)  For purposes of this Agreement:
                                 ------

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "POST-CLOSING TAX PERIOD" means any taxable period beginning after the Closing Date and that portion of a Straddle Period beginning after the Closing Date.

                  "PRE-CLOSING TAX PERIOD" means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

                  "STRADDLE PERIOD" means any taxable period beginning before and ending after the Closing Date.

                  "TAX" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due, imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "TAXING AUTHORITY").

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (b) LIENS. There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on any of the Acquired Assets.

                  (c) CLAIMS. No material deficiencies for Taxes have been claimed in writing by any Taxing Authority against Seller.

                  (d) INTERESTS IN ENTITIES. None of the Acquired Assets constitutes (i) an interest in any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) an interest in a single member limited liability company which is treated as a disregarded entity for Tax purposes, or (iii) stock in an entity which is treated as a corporation (or any other entity taxable as a corporation) for Tax purposes.

                  (e) WITHHOLDING. Neither Seller nor Seller Sub is a "foreign person" within the meaning of Section 1445 of the Code.

                  (f) MISCELLANEOUS. No Acquired Asset is "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or Section 168(h), respectively, of the Code or any equivalent provision of state or local Tax law. Seller or Seller Sub is the owner for Tax purposes of each Acquired Asset.

                  SECTION 3.13. PROCEEDINGS. Schedule 3.13 sets forth a list as of the date of this Agreement of each pending or, to the knowledge of Seller, threatened Proceeding arising out of the conduct of the Business or against any Acquired Asset and that could reasonably be expected to (a) result in aggregate future liability in excess of $500,000, or (b) prevent the consummation of the transactions contemplated by this Agreement. Neither Seller nor Seller Sub is a party or subject to or in default under any Judgment applicable to the conduct of the Business or any Acquired Asset or Assumed Liability, other than for such Judgments that, individually and in the aggregate, could not reasonably be expected to have a Business Material Adverse Effect.

                  SECTION 3.14. BENEFIT PLANS. (a) Schedule 3.14 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by Seller or any of its affiliates for the benefit of any Business Employee ("SELLER PENSION PLANS") and all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by Seller or any of its affiliates for the benefit of any Business Employee (all the foregoing, including Seller Pension Plans, being herein called "SELLER BENEFIT PLANS"). Seller has made available to Purchaser true, complete and correct copies of (i) each Seller Benefit Plan, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Seller Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Seller Benefit Plan for which such a summary plan description is required and
(iv) each trust agreement, group annuity contract or other funding and financing arrangement relating to any Seller Benefit Plan.

                  (b) Each Seller Benefit Plan has been administered in accordance with its terms, other than as could not reasonably be expected to have, individually or in the aggregate, a Business Material

Adverse Effect. Seller and all the Seller Benefit Plans are in compliance with the applicable provisions of ERISA and the Code and all applicable collective bargaining agreements, other than as could not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect.

                  (c) No Business Employee is covered by a "multiemployer plan" (as defined in Section 3(37) of ERISA).

                  (d) Seller has not incurred any cost, fee, expense, liability, claim, suit, obligation or other damage under Title IV of ERISA that could give rise to the imposition of any liability, cost, fee, expense or obligation which would reasonably be expected to become a liability of Purchaser and, to Seller's and Seller Sub's knowledge, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation or other damage, which would be reasonably expected to become a liability of Purchaser.

                  SECTION 3.15. ABSENCE OF CHANGES OR EVENTS. Since the date of the Balance Sheet, there has not been any change that individually or in the aggregate, could reasonably be expected to have a Business Material Adverse Effect. From the date of the Balance Sheet to the date of this Agreement, Seller and Seller Sub have caused the Business to be conducted in the ordinary course and in substantially the same manner as previously conducted, other than as could not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. Since the date of the Balance Sheet to the date of this Agreement, neither Seller nor Seller Sub has, in each case insofar as the Business is concerned:

                  (i) sold, leased, licensed or otherwise disposed of any of the assets of the Business (or entered into any contract to do any of the foregoing), except Inventory and obsolete or worn out equipment sold in the ordinary course of business consistent with past practice which was not otherwise material (individually or in the aggregate) to the Business or canceled any material indebtedness or waived any material claims or rights of material value; or

                  (ii) changed the employee compensation and benefits structure of the Business in a manner that materially adversely affects the cost structure of the Business, taken as a whole.

                  SECTION 3.16. COMPLIANCE WITH APPLICABLE LAWS. Since January 1, 2000, Seller, Seller Sub and their affiliates have been, with respect to the Business, in compliance with all Applicable Laws, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Business Material Adverse Effect. None of Seller and Seller Sub has received any written communication from a Governmental Entity that alleges that the Business is not in compliance in any material respect with any Applicable Law. This Section 3.16 does not relate to matters with respect to Taxes, which are the subject of Section 3.12, or to environmental matters, which are the subject of Section 3.17.

                  SECTION 3.17. ENVIRONMENTAL MATTERS. Except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Business Material Adverse Effect, (i) Seller, Seller Sub and their affiliates have been, with respect to the Business, in compliance with all laws, rules and regulations relating to protection of the environment ("ENVIRONMENTAL LAWS"),
(ii) Seller possesses and is in compliance with all permits, licenses and authorizations necessary under Environmental Laws for the operation of the Business and (iii) there are no pending, or to the knowledge of Seller or Seller Sub, threatened, claims, proceedings or investigations against Seller or Seller Sub alleging that the Business is not in compliance with any Environmental Laws.

                  SECTION 3.18. TRANSACTIONS WITH AFFILIATES. Except for the Ancillary Agreements, none of the Contracts between the Business, on the one hand, and Seller or any of its affiliates, on the other hand, will continue in effect subsequent to the Closing, and all such Contracts shall have been terminated with no liability to Purchaser on or prior to the Closing Date.

                  SECTION 3.19. INVESTMENTS. Other than shares of capital stock of Seller Sub, there are no partnership interests or any other equity interests in any corporation, company, limited liability company, partnership, joint venture, trust or other business association ("INVESTMENTS") owned by Seller or Seller Sub on the date of this Agreement that are used, held for use or intended to be used in, or arise out of, the operation or conduct of the Business.

                  SECTION 3.20. RECEIVABLES. As of the date of this Agreement, all the Receivables that are included in the Acquired Assets (a) represent actual indebtedness or other obligations incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of the Business. As of the date of this Agreement, all the Receivables that are included in the Acquired Assets, to the knowledge of Seller and Seller Sub, are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the face of the Balance Sheet or as will be set forth on the face of the Closing Statement.

                  SECTION 3.21. NO OTHER AGREEMENTS. Neither Seller nor Seller Sub has any legal obligation, absolute or contingent, to any other Person to sell, directly or indirectly, the Acquired Assets or to sell the Business or to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of Seller Sub or to enter into any agreement with respect thereto.

                  SECTION 3.22. EMPLOYEES. Schedule 3.22 sets forth each employee of Seller or Seller Sub whose employment is primarily related to the operation of the Business on the date of this

Agreement (each a "BUSINESS EMPLOYEE"). There are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice with respect to any Continued Employee. Neither Seller nor Seller Sub has experienced any attempt by organized labor or its representatives to make Seller or Seller Sub conform to demands of organized labor relating to a Continued Employee or to enter into a binding agreement with organized labor that would cover any such employee. With respect to the Business, there is no labor strike or labor disturbance pending or, to the best of Seller's or Seller Sub's knowledge, threatened against Seller or Seller Sub nor is any grievance currently being asserted, and neither Seller nor Seller Sub has experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice.

                  SECTION 3.23. INVESTMENT REPRESENTATIONS. Seller acknowledges that the Holdco Shares issued pursuant to Section 2.02(b) have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be resold absent registration under the Securities Act or an applicable exemption from the registration and prospectus delivery requirements of the Securities Act and that the certificates representing the Holdco Shares will bear a restrictive legend to the foregoing effect. Seller further acknowledges that neither Holdco nor Purchaser is under any obligation, nor assumes any obligation pursuant to the terms hereof, or the terms of any other certificate, instrument or other document executed and delivered by it in connection with the transactions contemplated hereby. Seller is acquiring the Holdco Shares for its own account, for investment purposes only and not with a view toward any resale or other distribution thereof (within the meaning of the Securities Act). Seller qualifies as an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Seller has had an opportunity to discuss the business, management, operations and finances of Holdco and Purchaser with its officers, directors, employees, agents, representatives and affiliates. Seller has conducted its own independent investigation of Holdco and Purchaser and has been furnished by Holdco and Purchaser with all information, documents and other material relating to Holdco and Purchaser and their business, management, operations and finances, that Seller has requested.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller and Seller Sub, as of the date of this Agreement and as of the Closing Date, as follows:

                  SECTION 4.01. ORGANIZATION, STANDING AND POWER. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and the Ancillary Agreements or prevent or materially impede, interfere with, hinder or delay the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby (a "PURCHASER MATERIAL ADVERSE EFFECT"). Purchaser has delivered to Seller true and complete copies of the certificate of incorporation and by-laws of Purchaser, in each case as amended through the date of this Agreement.

                  SECTION 4.02. AUTHORITY; EXECUTION AND DELIVERY; AND ENFORCEABILITY. Purchaser has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. No other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. Purchaser has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 4.03. NO CONFLICTS; CONSENTS. The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Purchaser with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (a) the certificate of incorporation or by-laws of the Purchaser or any of its subsidiaries, (b) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (c) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Purchaser Material Adverse Effect. No material Consent of or material registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (i) compliance with and filings under the HSR Act or (ii) other filings or approvals that, individually or in the aggregate, could not reasonably be expected to prevent the consummation of the transactions contemplated hereby.

                  SECTION 4.04. LITIGATION. There are not any (a) outstanding Judgments against Purchaser or any of its subsidiaries, (b) Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries or (c) investigations by any Governmental Entity that are pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries that, in any case, individually or in the aggregate, have had or could reasonably be expected to have a Purchaser Material Adverse Effect.

                  SECTION 4.05. AVAILABILITY OF FUNDS. Exhibit B attached hereto sets forth complete and correct copies of a commitment letter from Toronto Dominion (Texas), Inc. and TD Securities (USA) (collectively, the "BANK") for the aggregate amount of $220 million in debt financing (the "FINANCING COMMITMENT"). As of the date of this Agreement, the Financing Commitment has not been withdrawn or terminated and Purchaser has no reason to believe that the Financing Commitment will not lead to the financing as contemplated by the Financing Commitment. The Financing Commitment, together with equity funds that Purchaser can obtain without the prior consent, approval or other discretionary action of any third party, constitute all of the financing required to be provided by Purchaser for the consummation of the transactions contemplated by this Agreement and the payments of all fees and expenses incurred by Purchaser in connection therewith.

                  SECTION 4.06. REPRESENTATIONS AND WARRANTIES OF HOLDCO. Holdco hereby makes the representations and warranties of Purchaser contained in the first three sentences of Section 4.02 and the first sentence of Section 4.03 as to itself (with each reference to Purchaser therein being deemed to be a reference to Holdco). Holdco, as the sole stockholder of Purchaser, has duly authorized the issuance of the shares of Holdco common stock for delivery by Purchaser to Seller pursuant to Section 2.06(b)(ii) and such shares, when issued, will be fully paid, nonassessable and free of all Liens.





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                                                                              31

                                                      ARTICLE V

                                                      COVENANTS

                  SECTION 5.01. COVENANTS OF SELLER AND SELLER SUB RELATING TO CONDUCT OF BUSINESS. (a) Except for matters set forth in Schedule 5.01, as otherwise expressly permitted or required by the terms of this Agreement or with the prior written consent of Purchaser, from the date of this Agreement to the Closing Seller and Seller Sub shall conduct the Business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use reasonable efforts to keep intact the Business, keep available the services of the current employees of the Business, preserve the relationships of the Business with customers, suppliers, licensors, licensees, distributors and others with whom the Business deals to the end that the Business shall be unimpaired at the Closing, and to continue to provide Seller Sub and the Business with intercompany services in the ordinary course of business on terms consistent with past practice. Prior to the Closing, Seller and Seller Sub shall not take any action that could reasonably be expected to result in any of the conditions to the purchase and sale of the Acquired Assets set forth in Article VI not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth in Schedule 5.01 or otherwise expressly permitted or required by the terms of this Agreement, Seller and Seller Sub shall not do any of the following in connection with the Business or the Acquired Assets without the prior written consent of Purchaser:

                  (i) (A) adopt or amend in any material respect any Seller Benefit Plan (it being understood that nothing in this clause (A) shall prevent Seller or Seller Sub from making changes to any Seller Benefit Plan in the ordinary course of business to the extent such changes do not materially increase the liabilities assumed by Purchaser in respect of Continued Employees, (B) enter into or adopt any collective bargaining agreement or other Contract with any labor organization, union or association, or (C) enter into, amend, renew, extend (beyond the Closing Date) any employment agreement with any Business Employee;

                  (ii) grant to any Business Employee any increase in compensation or benefits, except for increases in salary in the ordinary course of business and consistent with past practice or as may be required under existing agreements and except for any increases for which Seller shall be solely obligated or grant any severance or termination pay (otherwise than pursuant to the policies of Seller and Seller Sub in effect on the date of this Agreement that are disclosed on the Disclosure Schedule) with respect to any Business Employee;

                  (iii) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than (x) in the ordinary course of business and consistent with past practice; PROVIDED, HOWEVER, that in no event shall the Business incur or assume, pursuant to this clause
         (x), any long-term indebtedness for



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                                                                              32

         borrowed money or (y) with respect to liabilities, obligations or indebtedness for borrowed money, or guarantees of any such liabilities, obligations or indebtedness, of Seller or any subsidiary of Seller (none of which shall be Assumed Liabilities);

                  (iv) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

                  (v) except for continuing to provide Seller Sub and the Business with intercompany services in the ordinary course of business on terms consistent with past practice, sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, any of its affiliates (other than Seller or any subsidiary of Seller);

                  (vi) make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

                  (vii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material, individually or in the aggregate, to the Business;

                  (viii) make or incur any capital expenditure (i) that, in the aggregate, is in excess of $50,000 or (ii) that (A) commits the Business to make further capital expenditures more than six months after the date of such commitment and (B) is not terminable by notice of not more than 60 days for a cost of less than $25,000;

                  (ix) sell, lease, license or otherwise dispose of any of its assets that have a book or market value in excess of $25,000 individually, or $100,000 in the aggregate, or that are material, individually or in the aggregate, to the Business, except (A) inventory and obsolete or worn out equipment sold in the ordinary course of business and consistent with past practice which is not otherwise material to the Business, (B) any Excluded Asset described in Section 1.02(b) and (C) any such sale, lease, license or disposition of assets by Seller Sub to Seller or any subsidiary of Seller;

                  (x) take any action to change or amend the organizational documents of any entity in which there is an Investment that is included in the Acquired Assets;

                  (xi) not make any new Investment or make any loan, advance or capital contribution to any entity, other than any such Investment, loan, advance or capital contribution to Seller or any subsidiary of Seller;



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                                                                              33

                  (xii) enter into, extend, materially modify, terminate or renew any Contract or Lease that is, or would be required to be disclosed, pursuant to Section 3.06(a) or 3.08;

                  (xiii) fail to pay accounts payable related to the Business in the ordinary course of business or collect accounts receivable related to the Business in the ordinary course of business; or

                  (xiv) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions;

                  (b) ADVISE OF CHANGES. Seller shall promptly advise Purchaser in writing of the occurrence of any matter or event that could reasonably be expected to have a Business Material Adverse Effect or that would constitute a breach of any representation or warranty resulting in the failure of a condition contained in this Agreement.

                  SECTION 5.02. NO SOLICITATION. Seller and Seller Sub shall not, nor shall either of them authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by either of them to, (a) solicit, initiate or encourage any "other bid", (b) enter into any agreement with respect to any other bid or
(c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any other bid. Seller promptly shall advise Purchaser orally and in writing of any other bid or any inquiry with respect to or which could lead to any other bid and the identity of the person making, and the proposed terms of, any such other bid or inquiry. As used in this Section 5.02, "other bid" shall mean any proposal to acquire in any manner, or acquisition of, direct or indirect, any Acquired Asset, other than (A) the transactions contemplated by this Agreement, (B) the acquisition of Inventory in the ordinary course of Business and (C) any Excluded Asset described in Section 1.02(b).

                  SECTION 5.03. ACCESS TO INFORMATION. (a) Seller and Seller Sub shall afford to Purchaser and its employees, accountants, counsel and other representatives and advisors reasonable access, upon reasonable notice during normal business hours during the period prior to the Closing, to all the personnel, properties, books, contracts, commitments, data, files, Tax returns and Records of, and relating to, the Business (other than the Excluded Assets, other than books and records that are themselves Excluded Assets), and during such period shall furnish promptly to Purchaser any information concerning the Business, in the possession or control of Seller and/or Seller Sub as Purchaser may reasonably request; provided, however, that such access does not unreasonably disrupt the normal operations of Seller. Subject to Section 6.05, no investigation or receipt of information by



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                                                                              34

Purchaser shall operate as a waiver or otherwise affect any representation or warranty of Seller or Sub or any covenant (including indemnifications) under this Agreement.

                  (b) After the Closing, Seller and Seller Sub will give Purchaser and its employees, counsel, accountants and other representatives and advisors (collectively, "REPRESENTATIVES") reasonable access, during normal business hours and upon reasonable notice, to all books, documents, information, data, files and other records in the possession or control of Seller relating to
(i) the operation of the Business prior to the Closing, (ii) the Acquired Assets or (iii) the Assumed Liabilities, and to furnish copies thereof, which Purchaser or its Representatives reasonably request, including in connection with claims, proceedings, actions, investigations, audits and other regulatory or legal proceedings involving (x) the operation of the Business after the Closing, (y) the Acquired Assets or (z) the Assumed Liabilities, and Seller and Seller Sub shall furnish reasonable assistance (at Seller's expense other than for out-of-pocket costs and expenses, which shall be reimbursed by Purchaser) (including access to personnel) to Purchaser and its Representatives in connection with such claims and other proceedings. Seller and Seller Sub shall not destroy any such records prior to the fifth anniversary of the Closing, and in any event will not destroy or permit the destruction of any such records without providing Purchaser with notice detailing the contents of such records, and providing Purchaser with the opportunity to obtain such records, at least 60 days prior to the destruction thereof.

                  SECTION 5.04. CONFIDENTIALITY. (a) Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Purchaser and Seller (the "CONFIDENTIALITY AGREEMENT"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business and the Acquired Assets; PROVIDED, HOWEVER, that Purchaser acknowledges that any and all other information provided to it by Seller or Seller's representatives concerning Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

                  (b) Seller shall keep confidential, and cause its affiliates and instruct its and their officers, directors, employees and advisors to keep confidential, all information relating to the Business, except as required by law or administrative process and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.04(b); PROVIDED, HOWEVER, that after the issuance of a press release regarding the Acquisition Seller may discuss with analysts and investors the actual or anticipated effect of the Acquisition on the performance of Seller's businesses. The covenant set forth in this Section 5.04(b) shall terminate simultaneously with the Directory Business Agreement.



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                                                                              35

                  (c) At the Closing, Seller and Seller Sub shall assign, or cause their financial advisor to assign, to Purchaser all rights with respect to the Business or the Acquired Assets under any confidentiality agreements executed by or on behalf of Seller or Seller Sub in connection with the potential sale of the Business.

                  SECTION 5.05. REASONABLE BEST EFFORTS. (a) On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all actions reasonably necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing.

                  (b) Each of Seller and Purchaser shall as promptly as practicable, but in no event later than ten business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Purchaser and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. Seller and Purchaser shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Seller and Purchaser shall use its reasonable best efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated by this Agreement.

                  (c) Prior to the Closing, each party shall, and shall cause its affiliates to, use its reasonable best efforts to obtain, and to cooperate in obtaining, all consents, approvals and waivers from third parties necessary or appropriate to permit the transfer of the Acquired Assets to, and the assumption of the Assumed Liabilities by, Purchaser, and in connection with the debt financing contemplated by the Financing Commitment, including to provide the Bank a perfected security interest in certain Contracts; PROVIDED, HOWEVER, that the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such consent, approval or waiver may be required (other than nominal filing or application fees). Seller hereby consents to the assignment to Purchaser pursuant to this Agreement of any Assigned Contract to which Seller or any Subsidiary of Seller is the other party (as opposed to the party representing the Business), including those Assigned Contracts set forth on Schedule 3.08.

                  (d) Prior to the Closing, Seller and Seller Sub agree to provide, and will cause their respective officers and employees to provide, all reasonably necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Closing,



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                                                                              36

including participation in meetings, due diligence sessions, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents or other requested certificates, documents or opinions customarily delivered by a seller in connection with comparable financings, in each case as may be reasonably requested by Purchaser.

                  (e) Prior to and at Closing, Purchaser shall take whatever actions are reasonably necessary to cause the debt financing contemplated by the Financing Commitments to be funded at the Closing and shall cause its affiliates to provide the guarantees contemplated by the Financing Commitment subject to all conditions to the consummation of the transactions contemplated by this Agreement being satisfied.

                  (f) Each of Seller and Seller Sub shall use its reasonable best efforts to obtain the consents required by Section 6.01(c) within 45 days of the date of this Agreement; PROVIDED, HOWEVER, that Seller and Seller Sub shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such consent, approval or waiver may be required (other than nominal filing or application fees).

                  SECTION 5.06. EXPENSES; TRANSFER TAXES. (a) Whether or not the Closing takes place, and except as set forth in Section 5.10 and Article VIII, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, including all costs and expenses incurred pursuant to Sections 1.04 and 5.05.

                  (b) The responsibility for paying all transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) and related fees (including any penalties, interest and additions to Taxes) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Seller. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

                  SECTION 5.07. BROKERS OR FINDERS. Each of Purchaser and Seller represents, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, as to Seller and its affiliates, Merrill Lynch & Co., whose fees and expenses will be paid by Seller.

                  SECTION 5.08. COLLECTION OF RECEIVABLES. From and after the Closing, subject to the terms of any Ancillary Agreement, Purchaser shall have the right and authority to collect (including to



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                                                                              37

prosecute any claims or proceedings) for its own account all Receivables and other related items that are included in the Acquired Assets and to endorse with the name of Seller or Seller Sub, as applicable, any checks or drafts received with respect to any Receivables or such other related items. Subject to the terms of any Ancillary Agreement, Seller and Seller Sub shall promptly deliver to Purchaser any cash or other property received directly or indirectly by it with respect to the Receivables and such other related items, including any amounts payable as interest.

                  SECTION 5.09. EMPLOYEE MATTERS. (a) CONTINUATION OF EMPLOYMENT; CREDITED SERVICE. Effective as of the Closing, except with respect to those Business Employees listed in Schedule 5.09(a), each of whom shall remain in the employ of the Seller, Seller Sub or an affiliate of Seller or Seller Sub after the Closing (the "EXCLUDED EMPLOYEES"), Purchaser shall make offers of employment to each other Business Employee, in a substantially similar and suitable position with the same salary and hourly wage rate and incentive bonus opportunities as that provided to the Business Employees immediately prior to Closing (subject to the provisions of Section 5.09(b)). For purposes of this
Section 5.09, "Business Employees" shall include those employees who are not actively at work as of the Closing due to disability or approved leave of absence (including, without limitation, vacation, jury duty, medical leave, maternity or paternity leave, and military leave) (in each case referred to as an "INACTIVE EMPLOYEE"); PROVIDED, that Purchaser's obligation to employ any Inactive Employee upon such Inactive Employee's return from disability or other approved leave of absence shall be subject to Applicable Law. Purchaser shall assume all liabilities relating to its failure to employ any such employees in the same positions upon such employees' ability to return to work in accordance with Applicable Law. Business Employees who accept Purchaser's offer of employment shall be referred to as "CONTINUED EMPLOYEES". Continued Employees shall receive credit for all service with Seller, Seller Sub and their affiliates (and their predecessors) for all purposes under Purchaser's employee benefit plans to the same extent recognized by Seller, Seller Sub and their affiliates immediately prior to the Closing Date; PROVIDED, HOWEVER, that such service shall not result in any duplication of benefits or be credited for benefit accrual purposes under any Purchaser defined benefit pension plan.

                  (b) CONTINUATION OF BENEFITS. Notwithstanding Section 5.09(a), nothing contained herein shall be construed or interpreted to impose on Purchaser any obligation for the continuation of employment of any Continued Employee for any period of time following the Closing or limitation on its ability to modify any compensation or benefits provided to any Continued Employee; PROVIDED, that for not less than one year following the Closing Date, Purchaser shall maintain, or shall cause to be maintained, salary and hourly wage rate and incentive bonus opportunities, and severance benefit plans and arrangements (other than any plans and arrangements based on equity securities or any equivalent thereof) and perquisites for Continued Employees that, in the aggregate, are no less favorable than those provided to Continued Employees by Seller prior to Closing.




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                                                                              38

                  (c) 401(K) PLAN; ROLLOVERS. Effective as of the Closing, Purchaser shall have in effect a profit-sharing plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code ("PURCHASER'S 401(K) PLAN") that will provide benefits to Continued Employees as of the Closing. Each Continued Employee participating in Seller's Retirement Savings Plan ("SELLER'S 401(K) PLAN") as of the Closing shall become a participant in Purchaser's 401(k) Plan as of the Closing. At such time as Seller is reasonably satisfied that Purchaser's 401(k) Plan meets the requirements for qualification under Section 401(a) of the Code, Seller shall permit, subject to its reasonable interpretation of the provisions of Section 401(k) of the Code, each Continued Employee to effect a "direct rollover" (within the meaning of Section 401(a)(31) of the Code and the regulations thereunder) to Purchaser's 401(k) Plan of his or her account balances (including all outstanding loans) in Seller's 401(k) Plan if such rollover is elected in accordance with Applicable Law by such Continued Employee. Without limiting the generality of the foregoing, each Continued Employee may elect to effect a "direct rollover" to Purchaser's 401(k) Plan of his or her account balances (including all outstanding loans) in Seller's 401(k) Plan, and Purchaser agrees to cause Purchaser's 401(k) Plan to accept such rollover provided that Seller provides evidence reasonably satisfactory to Purchaser under Applicable Law that Seller's 401(k) Plan meets the requirements for qualification under Section 401(a) of the Code. Purchaser also agrees to cause Purchaser's 401(k) Plan to accept any "direct rollover" of benefits distributed to a Continued Employee under Seller's Pension Plan, if elected in accordance with Applicable Law by such Continued Employee; PROVIDED, that Seller provides evidence reasonably satisfactory to Purchaser under Applicable Law that Seller's Pension Plan meets the requirements for qualification under Section 401(a) of the Code.

                  (d) STOCK-BASED COMPENSATION. Seller shall retain liability for all grants of rights to purchase Seller's common stock as well as grants of restricted stock, restricted units and any other equity or equity-based awards under the equity-based plans and programs of Seller, Seller Sub and their affiliates that were granted prior to the Closing to employees of the Business in accordance with the terms of the plans and programs under which such grants were made.

                  (e) WELFARE BENEFIT PLANS. (i) At or prior to the Closing Date, Purchaser shall establish or designate welfare benefit plans and arrangements (including, without limitation, plans and arrangements providing medical, dental, life, and disability insurance coverages) to provide benefits to Continued Employees and their dependents ("PURCHASER WELFARE PLANS"). As of the Closing Date, Continued Employees and their dependents shall commence participation (without any waiting time) in Purchaser Welfare Plans and shall cease participating in any corresponding welfare benefit plan maintained by Seller or its affiliates. Seller shall retain sole liability for all claims incurred under the Seller Benefit Plans that are welfare benefit plans within the meaning of Section 3(1) of ERISA ("SELLER WELFARE PLANS") incurred at or prior to the Closing. Reimbursement of expenses associated with such claims shall be determined in accordance with the terms of Seller Welfare Plans as in effect immediately prior to the Closing. Claims under any medical, dental, vision, or prescription drug plan generally will



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                                                                              39

be deemed to be incurred on the date that the service giving rise to such claim is performed and not when such claim is made; PROVIDED, HOWEVER, that with respect to claims relating to a hospital stay that commences prior to the Closing and ends following the Closing, the cost thereof shall be apportioned between Seller and Purchaser, with Seller responsible for that portion of the cost incurred prior to the Closing and Purchaser responsible for the balance of such cost. Claims for disability under any long or short term disability plan will be deemed to be incurred on the date the illness or injury is certified to have occurred.

                  (ii) Seller shall provide any continuation coverage required under Section 4980B of the Code, Part 6 of Title 1 of ERISA or applicable state law ("COBRA") to each "qualified beneficiary" as that term is defined in COBRA whose first "qualifying event" (as defined in COBRA) occurs on or prior to the Closing Date.

                  (iii) For purposes of determining the number of vacation days to which each Continued Employee shall be entitled, Purchaser shall assume and honor all vacation days accrued but not yet taken by Continued Employees as of the Closing. To the extent that a Continued Employee is entitled to be paid for any vacation days, Purchaser shall discharge the liability for such vacation days.

                  (iv) Seller and Purchaser intend that the transactions contemplated by this Agreement shall not constitute a severance of employment of any Continued Employee prior to or upon the consummation of the transactions contemplated hereby, and that such employees will have continuous and uninterrupted employment immediately before and immediately after the Closing. Purchaser shall indemnify and hold harmless Seller and its affiliates, and each of their respective officers, directors and employees, from all costs, expenses or other damages that may result in respect of claims made by any Continued Employee for severance or other separation benefits arising out of or in connection with Purchaser's employment of, Purchaser's failure to offer employment to, or Purchaser's termination of employment of, any Continued Employee not in accordance with the terms of this Agreement.

                  (v) Seller and/or one or more of its affiliates currently sponsor a program that provides workers compensation benefits for eligible Continued Employees. Seller shall be responsible for any claims made with respect to Business Employees or former Business Employee for workers' compensation or similar claims whether or not insured or self-insured or mandated by applicable Law ("COMPENSATION CLAIMS") filed with an appropriate agency by a Business Employee, former Business Employee or a spouse or dependent of a Business Employee or former Business Employee ("CLAIMING EMPLOYEE") if the injury or alleged injury occurred, or was alleged to have occurred, in its entirety prior to the Closing Date, irrespective of when such injury is manifested. Purchaser shall be responsible for any Compensation Claim filed on or after the Closing Date if the injury or alleged injury occurred, or was alleged to have occurred in its entirety after the Closing Date. In the event a Compensation Claim is filed after the Closing Date by or on behalf of a Claiming Employee and the injury occurred or is alleged to have occurred prior to and subsequent to the Closing Date, the liability for such Compensation Claim, if any, as between Seller and Purchaser shall be equitably apportioned between them based upon the length of exposure of the Claiming Employee to the product, material, practice, condition or other circumstances claimed to have caused the alleged injury, preceding and following the Closing.

                  (f) CAFETERIA PLAN. Purchaser shall have in effect as of the Closing flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code which provide benefits to Continued Employees and former employees of the Business (other than Excluded Employees) substantially comparable in all material respects to those provided by the flexible spending reimbursement accounts under the cafeteria plan portion of the Seller's Flexible Benefit Plan, Flex Medical Plan and Flex Dental Plan (collectively, the "SELLER'S CAFETERIA PLANS") and Purchaser agrees to cause such plan to accept a spin-off of the accounts from Seller's Cafeteria Plans and to honor and continue through the end of the calendar year in which the Closing occurs the elections made by Continued Employees under such plan which are in effect immediately prior to the Closing. Purchaser shall assume sole liability for reimbursements under such flexible spending accounts in respect of all claims incurred during the year in which the Closing occurs by Continued Employees and former employees of the Business (other than Excluded Employees), whether incurred prior to, on or after the Closing Date, that have not been paid in full as of the Closing Date. Promptly following the Closing Date, Seller shall transfer to Purchaser the excess, as of the Closing Date, of the accumulated payroll deductions for such calendar year allocated to such accounts by the Continued Employees and former employees of the Business (other than Excluded Employees) over the payouts made for such calendar year from such accounts to such employees.

                  (g) ADMINISTRATION. Following the date of this Agreement through the first anniversary of the Closing Date, Seller and Purchaser shall cooperate fully in all matters reasonably necessary to effect the transactions contemplated by this Section 5.09, including exchanging information and data relating to workers compensation, employee benefits and employee benefit plan coverages, and in obtaining any governmental approvals required hereunder.

                  SECTION 5.10. POST-CLOSING COOPERATION. (a) Purchaser and Seller shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 120 days (or such longer period as required by Section 5.09) after the Closing to ensure the orderly transition of the Business from Seller to Purchaser and to minimize any disruption to the Business and the other respective businesses of Seller and Purchaser that might result from the transactions contemplated hereby. After the Closing, upon reasonable written



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                                                                              41

notice, Purchaser and Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Business (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting matters. Seller and Seller Sub shall permit Purchaser to continue to use leased personal property primarily related to the Business that is currently leased by Seller pursuant to a lease agreement, which lease is not being assigned to Purchaser pursuant to this Agreement.

                  (b) Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.10 and Section 5.24 (which costs and expenses shall not include the salaries or benefits of employees). Neither party shall be required by this
Section 5.10 or Section 5.24 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Purchaser, the Business).

                  SECTION 5.11. PUBLICITY. From the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; PROVIDED, HOWEVER, that each of Seller, Seller Sub and Purchaser may make internal announcements to their respective employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby after reasonable prior notice to and consultation with the other. Seller and Purchaser shall have agreed prior to the date of this Agreement on a form of initial press announcement to be used in announcing the execution of this Agreement.

                  SECTION 5.12. NO SOLICITATION; EXCLUSIVE AGENCY. (a) Seller and Seller Sub, on the one hand, and Purchaser, on the other hand, agree that from the date hereof until the third anniversary of the Closing, neither of them nor any of their respective affiliates shall solicit the employment of, in the case of Seller and Seller Sub, any Continued Employee or, in the case of Purchaser, any employee of Seller or Seller Sub on the date of this Agreement (other than the Continued Employees). This Section 5.12 shall not be interpreted to prohibit solicitations of employment through general advertising not specifically directed at the employees of the other party.

                  (b) From and after the termination of the Directory Business Agreement through the 20th anniversary of the Closing Date, in the event that Seller or any of its subsidiaries or affiliates engages to any extent in activities which constitute all or a portion of the Business as conducted by Seller and Seller Sub immediately prior to Closing, such entity will do so only for the sole benefit of



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                                                                              42

Purchaser. All revenue received by such entity from the operation of such Business will be collected by such entity for the account of Purchaser and such entity will retain 15% of such revenue and Seller will (and will cause its parent, subsidiary and affiliates to) pay to Purchaser 85% of such revenue. Such payment shall be made within 10 days after receipt of such revenue. Purchaser shall be required, subject to Aplicable Law, to accept for publication any advertising sold by such entity in the operation of such Business. The obligations and commitments set forth in this Section 5.12(b) shall terminate upon the termination of the License Agreement pursuant to Section 4.3 thereof.

                  SECTION 5.13. MONTHLY FINANCIAL INFORMATION. Prior to the Closing, promptly after each month-end occurring after the date hereof, Seller shall deliver to Purchaser such financial reports or other summary information with respect to the Business for the month ended on such month-end as Seller has generated for its own internal financial and accounting purposes the ordinary course of its business consistent with past practice.

                  SECTION 5.14. RECORDS. Purchaser recognizes that certain Records may contain incidental information relating primarily to subsidiaries or divisions of Seller other than the Business and that Seller may retain copies of the relevant portions thereof.

                  SECTION 5.15. BULK TRANSFER LAWS. Purchaser hereby waives compliance by Seller and Seller Sub with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser.

                  SECTION 5.16. FURTHER ASSURANCES. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including, in the case of Seller and Seller Sub, executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

                  SECTION 5.17. PURCHASE PRICE ALLOCATION. Seller, Seller Sub and Purchaser mutually agree to allocate the Purchase Price (plus Assumed Liabilities to the extent properly taken into account under the Code and the Treasury Regulations promulgated thereunder) among the Acquired Assets according to the relative fair market values of such assets as of the Closing Date in accordance with the provisions of Section 1060 of the Code (and the Treasury Regulations promulgated thereunder). Purchaser shall provide Seller with a draft of such allocation on the Closing Date. Seller shall notify Purchaser of any objection Seller may have to such allocation within fifteen (15) days of its receipt of such allocation. Seller and Purchaser shall resolve any disagreement with respect to such allocation in good faith consistent herewith; provided, however, that if Seller and Purchaser are unable to agree on



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                                                                              43

such allocation within thirty (30) days after Purchaser notifies Seller of any objections to the draft allocation, Seller and Purchaser shall promptly elect an independent appraisal firm to determine such allocation. The conclusions of such appraisal firm shall be conclusive and binding. The fees and expenses of such appraisal firm shall be shared equally by Seller and Purchaser. Seller, Seller Sub and Purchaser agree to (i) be bound by the allocation of the Purchase Price (as agreed upon or, if applicable, as determined by appraisal), (ii) act in accordance with such allocation in the filing of all Tax Returns (including, without limitation, filing Form 8594 with their United States federal income Tax Return for the taxable year that includes the date of the Closing (and any amendments to such form)) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their affiliates to take no position inconsistent with such allocation for income Tax purposes, including United States federal and state income Tax, unless, in each case, otherwise required by a "DETERMINATION" as defined in Section 1313 of the Code or by similar applicable state Tax law. Seller, Seller Sub and Purchaser shall cooperate in the filing of their respective Forms 8594 (and any amendments thereto) relating to this transaction, and not later than 30 days prior to the filing of such Forms 8594 relating to this transaction (and any amendments thereto), each party shall deliver to the other party a copy of its Form 8594 (or amendment, as applicable).

                  SECTION 5.18. COOPERATION; ALLOCATION OF TAXES AMONG ACQUIRED ASSETS.

                  (a) Purchaser and each of Seller and Seller Sub agree to furnish or cause to be furnished to the other, upon request, as promptly as reasonably practicable, reasonable information and assistance relating to the Acquired Assets or the Business, including, without limitation, access to books and records, in connection with the filing of all Tax Returns by Purchaser or Seller or Seller Sub, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, the obtaining of clearance certificates or similar documents from state Taxing Authorities relating to relief from Taxes that might otherwise be imposed in respect of the Acquisition, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Purchaser and each of Seller and Seller Sub shall reasonably cooperate with each other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Acquired Assets.

                  (b) Seller shall be responsible for and shall promptly pay when due all Taxes levied with respect to the Acquired Assets attributable to the Pre-Closing Tax Period. Purchaser shall be responsible for and shall promptly pay when due all Taxes levied with respect to the Acquired Assets attributable to the Post-Closing Tax Period. Such Taxes for any Straddle Period shall be apportioned between Purchaser and Seller based on the number of days of such taxable period included in the Pre-Closing Period and the number of days of such taxable period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for such Taxes, Purchaser or



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                                                                              44

Seller shall present a statement to the other setting forth the amount of reimbursement, if any, to which each is entitled under this Section 5.18(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement.

                  SECTION 5.19. REFUNDS. Seller shall be entitled to any refunds or credits of Taxes levied with respect to the Acquired Assets allocable to any Pre-Closing Tax Period. Purchaser shall be entitled to any refunds or credits of Taxes levied with respect to the Acquired Assets allocable to any Post-Closing Tax Period. Refunds or credits of any such Taxes for any Straddle Period shall be apportioned between the Pre-Closing Tax Period and Post-Closing Tax Period within such Straddle Period in the same manner as such Tax with respect to such Straddle Period was apportioned pursuant to Section 5.18(b). Upon Purchaser's or Seller's receipt of any refund or credit of such Taxes, if the other party is entitled to any part of such refund or credit hereunder, the party receiving such refund or credit shall present a statement to the other setting forth the amount of the refund or credit to which each is entitled under this Section 5.19 together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement.

                  SECTION 5.20. SELLER AND SELLER SUB TRANSFERS. Seller and Seller Sub shall cause to be transferred to Seller or Seller Sub all right, title and interest in all assets, if any, held by an affiliate of Seller (other than Seller Sub) that would otherwise have been an Acquired Asset pursuant to
Section 1.02 if owned by Seller for inclusion in the Acquired Assets prior to the Closing.

                  SECTION 5.21. WITHHOLDING EXEMPTION. Seller and Seller Sub shall deliver to Purchaser at the Closing all necessary forms and certificates complying with applicable law, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

                  SECTION 5.22. NAME CHANGE. On the Closing Date, Seller and Seller Sub shall take all action necessary, including filing an amendment to the Articles of Incorporation of Seller Sub, to change the name of Seller Sub and, if applicable, any other subsidiary of Seller so as not to include any of the words "Cincinnati Bell Directories" or any other word(s) related to directories, yellow, white, pink, blue or any color pages, lists or any other name or mark that has such a near resemblance to Seller Sub's current name or that is descriptive of the Business as may be likely to cause confusion or mistake to the public with respect to the ownership and operation of the Business. Such amendment shall be in a form acceptable for filing with the Secretary of State of Ohio.

                  SECTION 5.23. ADVERTISING SERVICES. From the Closing Date through the fifth anniversary of the Closing Date, Seller shall (i) purchase from Purchaser telephone directory advertising



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                                                                              45

services at then effective rates aggregating at least $350,000 for each full calendar year and (ii) refrain from purchasing telephone directory advertising from any competitor of the Business within the geographic scope set forth in the Directory Business Agreement. In connection with such purchase, Purchaser will provide to Seller advertising having a value of $1,050,000 at then effective rates at no additional cost for each full calendar year. The scope and type of advertising purchased shall be similar to that which Seller and its affiliates placed in the directories prior to the Closing.

                  SECTION 5.24. WEBSITE CONTENT. After the Closing, Seller and/or Seller Sub, on the one hand, and Purchaser, on the other hand, will provide the text, pictures, sound, graphics, video, links and other data (collectively "CONTENT") necessary for the maintenance of the internet web sites set forth on Schedule 5.24 (the "WEBSITES"); PROVIDED, HOWEVER, nothing contained in this Section 5.24 shall alter the prices paid by Purchaser in the Ancillary Agreements. None of Seller, Seller Sub, or Purchaser shall take any action which would result in the disruption of the Content on the Websites. Seller, Seller Sub and Purchaser will work with each other in good faith on any necessary updates, revisions or upgrades of the Websites.

                  SECTION 5.25. TRANSITION SERVICES. (a) In addition to the specific covenants set forth elsewhere in this Agreement, from the date of this Agreement through the Closing Date, Seller and Seller Sub agree to provide assistance to Purchaser with the goal of enabling Purchaser to operate independently of Seller and Seller Sub following the Closing, subject to the Service Agreements, including with respect to cash management, personnel and employee benefits, information systems and internet access. Seller and Seller Sub acknowledge that there may be additional services which have not been identified in this Agreement or in the Ancillary Agreements but which have been used by the Business prior to the Closing Date and which shall continue to be required or desired by Purchaser after the Closing in connection with the operation of the Business. If any such additional services are identified and requested by Purchaser, Seller and Seller Sub agree to negotiate in good faith with Purchaser to provide such services.

                  (b) Subject to such terms and conditions to be mutually agreed between the parties as soon as practicable following the date of this Agreement, Seller agrees to cause each Excluded Employee, while employed by Seller or Seller Sub, to be made available following the Closing Date, for a reasonable period of time, to perform for the benefit of Purchaser the usual and customary functions and services that were performed by such Excluded Employee with respect to the Business as of the Closing Date, and Purchaser shall pay a fee to Seller in consideration thereof to reimburse Seller and Seller Sub for any direct payroll costs and out-of-pocket expenses to the extent such costs and expenses are incurred during such period. For purposes of this Section 5.25, "direct payroll costs and out-of-pocket expenses" shall mean (i) the gross amount of all salaries and wages, benefit costs and other compensation with respect to any Excluded Employee, and all applicable fees, taxes, and other amounts owed to third parties as a result of the employment of such Excluded Employee, including



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                                                                              46

federal, state and local income tax withholding, contributions pursuant to the Federal Insurance Contributions Act and Federal Unemployment Tax Act, workers' compensation, unemployment insurance, other withholding or payments required by federal, state or local law or regulations, and all payments to applicable pension and welfare plans and employee fringe benefit outlays, and (ii) any actual and necessary out-of-pocket expenses that are incurred by an Excluded Employee or by Seller or Seller Sub, including but not limited to business or travel expenses, in the course of such Excluded Employee's performance of his or her duties for the Purchaser and paid or reimbursed by Seller or Seller Sub, as reasonably determined by Seller or Seller Sub in the ordinary course of business and using its usual methods of cost accounting.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION. The obligation of Purchaser to purchase and pay for the Acquired Assets and the obligation of Seller and Seller Sub to sell the Acquired Assets to Purchaser is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

                  (a) GOVERNMENTAL APPROVALS. The waiting period under the HSR Act, if applicable to the consummation of the Acquisition, shall have expired or been terminated.

                  (b) NO INJUNCTIONS OR RESTRAINTS. No action shall have been taken, or any Applicable Law shall have been enacted or entered or deemed applicable to the transactions contemplated by this Agreement or the Ancillary Agreements, and no temporary restraining order or preliminary or permanent injunction or other order (each, an "INJUNCTION") shall have been issued by any Governmental Entity which
         (A) restrains or prohibits the acquisition by Purchaser of the Acquired Assets or the Business or any other material transaction contemplated by the Agreement or any Ancillary Agreement, (B) prohibits or limits the ownership or operation by Purchaser of any material portion of the Business, or compels Purchaser to dispose of or hold separate any material portion of the business or assets of the Business, in each case as a result of any of the transactions contemplated by this Agreement or the Ancillary Agreements, (C) imposes limitations on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of, the Acquired Assets or (D) prohibits Purchaser from effectively controlling in any material respect the Business.

                  (c) CONSENTS OF CERTAIN THIRD PARTIES. Seller shall have obtained, subject to the terms of Section 5.05(c), all consents from third parties necessary or appropriate to permit the



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                                                                              47

         transfer of the Acquired Assets to, and the assumption of the Assumed Liabilities by, Purchaser, to the extent such consents are required by the terms of the Contracts listed on Schedule 6.01(c).

                  SECTION 6.02. CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of Purchaser to purchase and pay for the Acquired Assets is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and Seller Sub in this Agreement and the Ancillary Agreements (i) that are qualified as to Business Material Adverse Effect shall be true and correct and (ii) those not so qualified shall be true and correct in all material respects (except for breaches as to matters that, individually or in the aggregate, could not reasonably be expected to have a Business Material Adverse Effect), in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case on and as of such earlier date). Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF SELLER AND SELLER SUB. Each of Seller and Seller Sub shall have performed or complied in all material respects with all material obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing, and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

                  (c) FINANCING. Purchaser shall have received the proceeds of financing pursuant to the Financing Commitment in the amount, on the terms and subject to the conditions set forth therein.

                  (d) RETENTION OF KEY EMPLOYEE. The Continued Employee listed on Schedule 6.02(d) shall have confirmed his intention to continue his employment with the Business as of the Closing on the terms set forth on Schedule 6.02(d).

                  SECTION 6.03. CONDITIONS TO OBLIGATION OF SELLER AND SELLER SUB. The obligation of Seller and Seller Sub to sell, assign, convey, and deliver the Acquired Assets is subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser made in this Agreement and the Ancillary Agreement (i) that are qualified as to Purchaser Material Adverse Effect shall be true and correct and (ii) those not so qualified shall be true and

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                                                                              48

         correct in all material respects (except for breaches as to matters that, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect), in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, on and as of such earlier date). Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PURCHASER. Purchaser shall have performed or complied in all material respects with all material obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                  SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this
Article VI to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, as required by Section 5.05.

                  SECTION 6.05. EFFECT OF CERTAIN WAIVERS OF CLOSING CONDITIONS. If prior to the Closing any party (the "WAIVING PARTY") has knowledge of any breach by any other party of any representation, warranty or covenant contained in this Agreement or any Ancillary Agreement, and such other party acknowledges in writing that the effect of such breach is a failure of any condition to the waiving party's obligations set forth in this Article VI and the waiving party proceeds with the Closing, the waiving party shall be deemed to have waived such breach and the waiving party and its successors, assigns and affiliates shall not be entitled to be indemnified pursuant to Article VIII, to sue for damages or to assert any other right or remedy for any losses arising from any matters relating to such condition or breach, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.01. TERMINATION. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                  (i)      by mutual written consent of Seller and Purchaser;




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                                                                              49

                  (ii) by Seller if any of the conditions set forth in Section
         6.01 or 6.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

                  (iii) by Purchaser if any of the conditions set forth in
         Section 6.01 or 6.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

                  (iv) by Seller or Purchaser, if the Closing does not occur on or prior to May 6, 2002.

PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (ii),
(iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, including
Section 5.05.

                  (b) In the event of termination by Seller or Purchaser pursuant to this Section 7.01, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (i) Purchaser shall return all documents and other material received from Seller or Seller Sub relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller or destroy such documents or other material; and

                  (ii) all confidential information received by Purchaser with respect to the businesses of Seller or Seller Sub shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

                  SECTION 7.02. EFFECT OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (a) Section 5.04 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it from Seller or Seller Sub, (b) Section 5.06 relating to certain expenses, (c) Section 5.07 relating to finder's fees and broker's fees, (d)
Section 7.01 and this Section 7.02 and (e) Section 5.11 relating to publicity. Nothing in this Section 7.02 shall be deemed to release any party from any liability for any willful material breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                  SECTION 7.03. AMENDMENTS AND WAIVERS. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Purchaser, on the one hand, or Seller and Seller Sub, on the other hand, may waive compliance



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                                                                              50

by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.01. INDEMNIFICATION BY SELLER. (a) From and after the Closing, Seller and Seller Sub, jointly and severally, shall indemnify Purchaser and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability (whether asserted or unasserted, absolute or contingent), claim, damage or expense (including reasonable legal fees and expenses) ("LOSSES"), as incurred (payable promptly upon written request), resulting from or arising out of:

                  (i) any breach of any representation or warranty of Seller or Seller Sub that survives the Closing and is contained in this Agreement or in any Ancillary Agreement or the certificate delivered at Closing by Seller or Seller Sub in connection therewith;

                  (ii) any breach of any covenant of Seller or Seller Sub contained in this Agreement or in any Ancillary Agreement;

                  (iii) any Excluded Liability;

                  (iv) the failure to comply with statutory provisions relating to bulk sales and transfers, if applicable; and

                  (v) any fees, expenses or other payments incurred or owed by Seller or Seller Sub to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                  (b) Seller and Seller Sub shall not be required to indemnify any person, and shall not have any liability:

                           (i) under clause (i) of Section 8.01(a) unless the
                  aggregate of all Losses for which Seller and Seller Sub would, but for this clause (i), be liable exceeds on a cumulative basis an amount equal to $1,500,000, and then only to the extent of any such excess;




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                                                                              51

                           (ii) under clause (i) of Section 8.01(a) for any
                  individual items where the Loss relating thereto is less than $25,000 and such items (other than a series of related items) shall not be aggregated for purposes of clause (i) of this
                  Section 8.01(b);

                           (iii) under clause (i) of Section 8.01(a) in excess
                  of 35% of the Purchase Price; and

                           (iv) under Section 8.01(a) to the extent the
                  liability or obligation arises primarily as a result of any action taken or omitted to be taken by Purchaser or any of its affiliates (including any officers or employees of the Business that are intended to have an equity interest or rights or options to obtain an equity interest in Purchaser or its affiliates).

                  (c) Except as otherwise specifically provided in this Agreement or in any Ancillary Agreement, Purchaser acknowledges that its sole and exclusive remedy after the Closing with respect to any and all claims relating to this Agreement and the Ancillary Agreements, the Acquisition and the other transactions contemplated hereby and thereby, the Business and its assets and liabilities (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article
VIII. In furtherance of the foregoing, Purchaser hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Seller or Seller Sub arising under or based upon this Agreement, any Ancillary Agreement, any document or certificate delivered in connection herewith, any Applicable Law (including any relating to environmental matters), common law or otherwise (except pursuant to the indemnification provisions set forth in this Section 8.01).

                  SECTION 8.02. INDEMNIFICATION BY PURCHASER. (a) From and after the Closing, Purchaser shall indemnify Seller, Seller Sub, their affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Loss, as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any breach of any representation or warranty of Purchaser contained in this Agreement or in any Ancillary Agreement or the certificate delivered at Closing by Purchaser in connection therewith, (ii) any breach of any covenant of Purchaser contained in this Agreement or in any Ancillary Agreement, (iii) any Assumed Liability, (iv) any fees, expenses or other payments incurred or owed by Purchaser to any brokers, financial advisors or other comparable persons retained or employed by it in connection with the transactions contemplated by this Agreement or by any Ancillary Agreement or (v) any claims made by any Continued Employee for severance or other separation benefits arising out of or in connection with Purchaser's employment of, Purchaser's failure to offer employment to, or Purchaser's termination of employment of, any Continued Employee not in accordance with this Agreement.

                  (b) Except as otherwise specifically provided in this Agreement or in any Ancillary Agreement, Seller and Seller Sub acknowledge that their sole and exclusive remedy after the Closing with respect to any and all claims relating to this Agreement and the Ancillary Agreements, the Acquisition and the other transactions contemplated hereby and thereby, the Business and its assets and liabilities (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this
Article VIII. In furtherance of the foregoing, Seller and Seller Sub hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Purchaser arising under or based upon this Agreement, any Ancillary Agreement, any document or certificate delivered in connection herewith, any Applicable Law (including any relating to environmental matters), common law or otherwise (except pursuant to the indemnification provisions set forth in this Section 8.02).

                  SECTION 8.03. CALCULATION OF LOSSES. The amount of any Loss for which indemnification is provided under this Article VIII shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be (a) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. The amount of the Loss arising out of any item included as a liability in calculating Closing Working Capital shall be calculated net of the amount so included. The amount of the Loss arising out of any reduction in value of any Current Asset acquired at the Closing shall be calculated net of the reported value of such Current Asset used in calculating Closing Working Capital. Losses shall not be limited to matters asserted by third parties, but includes Losses incurred or sustained by an indemnified party (as defined below) in the absence of third party claims. Payments by an indemnified party of amounts for which such indemnified party is indemnified hereunder shall not be a condition precedent for recovery under this
Article VIII; PROVIDED, HOWEVER, that if an indemnified party subsequently is paid any portion of such amounts by a third party, that any such portion (net of reasonable costs incurred by the indemnified party in connection with obtaining such amount) shall be paid to the indemnifying party.

                  SECTION 8.04. TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless any party (a) pursuant to Section 8.01(a)(i) or 8.02(a), shall terminate when the applicable representation or warranty terminates pursuant to Section 8.06 and (b) pursuant to the other clauses of Sections 8.01 and 8.02 shall not terminate; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be



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                                                                              53

indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 8.05 to the party to be providing the indemnification.

                  SECTION 8.05. PROCEDURES. (a) THIRD-PARTY CLAIM. In order for a person (the "indemnified party"), to be entitled to any indemnification provided for under this Agreement or the Ancillary Agreements in respect of, arising out of or involving a claim made by any person other than a party hereto against the indemnified party (a "THIRD-PARTY CLAIM"), such indemnified party must notify the party against which indemnity is being sought (the "indemnifying party") in writing (and in reasonable detail) of the Third-Party Claim within 20 business days after receipt by such indemnified party of notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure.

                  (b) ASSUMPTION. If a Third-Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to fully indemnify, to assume the defense thereof with counsel selected by the indemnifying party; PROVIDED, HOWEVER, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the named parties to a Third-Party Claim include both the indemnifying party and the indemnified party and the indemnified party have been advised by counsel that there is a conflict of interest requiring the indemnified party to have separate counsel, the indemnifying party shall be liable for all reasonable fees and expenses of one such separate counsel for all indemnified parties in connection with that Third-Party Claim. The indemnifying party shall be liable for the reasonable fees and expenses of one local counsel, if required. If the indemnifying party chooses to defend or prosecute a Third-Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the



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                                                                              54

indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld or delayed). If the indemnifying party assumes the defense of a Third-Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim, which releases the indemnified party completely in connection with such Third-Party Claim. If any Third-Party Claim seeks injunctive relief against an indemnified party and such relief would reasonably be likely to have an adverse effect on such indemnified party's business operations, then notwithstanding the foregoing, the indemnified party shall be entitled to control the defense of such Third-Party Claim, including to retain counsel, at the indemnifying party's cost and expense, so long as the indemnifying party has the right to consult and participate in such defense.

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                                                                            53


                  (c) OTHER CLAIMS. In the event any indemnified party should have a claim against any indemnifying party under this Agreement or the Ancillary Agreements that does not involve a Third-Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. Subject to Sections 8.04 and 8.06, the failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under this Agreement or the Ancillary Agreements, except to the extent that the indemnifying party demonstrates that it has been actually and materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 30 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 8.01 or 8.02, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 8.01 or 8.02 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

                  (d) MITIGATION. Purchaser and Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making reasonable efforts to mitigate or resolve any such claim or liability.

                  SECTION 8.06. SURVIVAL OF REPRESENTATIONS. The representations, warranties contained in this Agreement and in any document delivered in connection herewith (except for the representations and warranties set forth in Sections 3.02, 3.05(a), 3.12, 3.17 and 4.02) shall survive the Closing solely for purposes of Article VIII and shall terminate at the close of business two years following the Closing Date. The representations and warranties set forth in Sections 3.02, 3.05(a) and 4.02 shall remain in full force and effect without regard to time. The representations and warranties set forth in Section 3.12 shall remain in full force and effect until the expiration of the applicable statute of limitations plus ninety (90) days with respect to the matters addressed in such sections. The representations and warranties set forth in Section 3.17 shall remain in full-force and effect for five years following the Closing Date with respect to the matters addressed in such section. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement or any Ancillary Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of a claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

                  SECTION 8.07. NO ADDITIONAL REPRESENTATIONS. Purchaser acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Business that it and its representatives have desired or requested to

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                                                                            54


see or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of Seller and Seller Sub to discuss the Business. Purchaser acknowledges that none of Seller, Seller Sub or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Business or the Acquired Assets furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement, the Ancillary Agreements or the Schedules or certificates, instruments or other documents delivered pursuant to this Agreement or the Ancillary Agreements, and, except from fraud or willful misconduct, none of Seller, Seller Sub or any other person shall have or be subject to any liability to Purchaser or any other person resulting from the distribution to Purchaser, or Purchaser's use of, any such information, including the Confidential Descriptive Memorandum prepared by Merrill Lynch & Co. dated August 2000, and any information, documents or material made available to Purchaser in any "data rooms", management presentations or in any other form in expectation of the transactions contemplated hereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser, Seller or Seller Sub (including by operation of law in connection with a merger or consolidation of Purchaser, Seller or Seller Sub) without the prior written consent of the other parties hereto; PROVIDED that Purchaser may, without such consent, assign all such rights and obligations to a wholly owned subsidiary of, or a partnership controlled by, Purchaser. Any attempted assignment in violation of this Section 9.01 shall be void.

                  SECTION 9.02. NO THIRD-PARTY BENEFICIARIES. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  SECTION 9.03. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received if delivered by hand; when transmitted if sent by facsimile, telecopy, electronic or digital transmission method; upon receipt if sent postage prepaid, by registered, certified or express mail; or the day after it is sent, if sent by reputable overnight courier service. In each case notice shall be sent to:

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                                                                            55


                  (i)    if to Purchaser,

                         CBD Media, Inc.
                         c/o Spectrum Equity Investors IV, L.P.
                         333 Middlefield Road, Suite 200
                         Menlo Park, California  94025

                         Attention of Brion Applegate
                         Facsimile:  (415) 464-4601

                  with a copy to:

                         Latham & Watkins
                         505 Montgomery Street, Suite 1900
                         San Francisco, California 94111

                         Attention of Scott R. Haber, Esq.
                         Facsimile: (415) 395-8095

                  (ii)   if to Seller or Seller Sub,

                         Broadwing Inc.
                         201 E. Fourth Street
                         P.O. Box 2301
                         Cincinnati, Ohio 45201
                         Attention of Jeff Smith, Esq.
                         Facsimile:  (513) 397-7475

                  with a copy to:

                         Cravath, Swaine & Moore
                         825 Eighth Avenue
                         New York, NY 10019

                         Attention of Robert I. Townsend, III, Esq.
                         Facsimile: (212) 474-3700

                  SECTION 9.04. INTERPRETATION; EXHIBITS AND SCHEDULES; CERTAIN DEFINITIONS. (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision,

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                                                                            56


subprovision, section or subsection of any Schedule shall be deemed set forth for all purposes of the Schedules and all of the representations and warranties in Article III to the extent that it is reasonably apparent on the face of the Schedule that such matter is relevant to another Schedule or representation or warranty. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. References to a statute are also to the rules and regulations promulgated thereunder.

                  (b)  For all purposes hereof:

                  "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  "ORDINARY COURSE OF BUSINESS" or similar phrase means the ordinary course of business consistent with past practice.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

                  "SUBSIDIARY" of any person means any other person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled,

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                                                                            57


directly or indirectly, by such first person, but such other person shall be deemed to be a subsidiary only so long as such ownership or control exists

                  SECTION 9.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  SECTION 9.06. ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the Confidentiality Agreement, along with the Schedules and Exhibits thereto and certificates delivered pursuant thereto, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements, the Confidentiality Agreement or the Schedules or Exhibits hereto or thereto.

                  SECTION 9.07. SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  SECTION 9.08. CONSENT TO JURISDICTION. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each of Purchaser and Seller agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of Purchaser and Seller and Seller Sub further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.08. Each of Purchaser and Seller and Seller Sub irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and

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                                                                            58


agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 9.09. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  SECTION 9.10. WAIVER OF JURY TRIAL. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

                  SECTION 9.11. SPECIFIC PERFORMANCE. Each of the Purchaser, Seller and Seller Sub acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party hereto agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically (without posting bond) this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to Section 9.08), in addition to any other remedy to which they may be entitled, at law or in equity.

                                   ARTICLE X

                              DEFINITIONS AND TERMS

                  As used in this Agreement, the following terms shall have the meanings provided below:

                  "ACCOUNTING FIRM" shall have the meaning set forth in Section 1.05(b).

                  "ACQUIRED ASSETS" shall have the meaning set forth in Section 1.02(a).

                  "ACQUISITION" shall have the meaning set forth in Section
1.01.

                  "ADJUSTED PURCHASE PRICE" shall have the meaning set forth in
Section 1.05(c).

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                                                                            59


                  "AFFILIATE" shall have the meaning set forth in Section
9.04(b).

                  "ANCILLARY AGREEMENTS" shall have the meaning set forth in
Section 1.02(b)(vi).

                  "APPLICABLE LAW" shall have the meaning set forth in Section 3.03.

                  "ASSIGNED CONTRACTS" shall have the meaning set forth in
Section 1.02(a)(vii).

                  "ASSIGNED INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 1.02(a)(v).

                  "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.13.

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 1.03(a).

                  "BALANCE SHEET" shall have the meaning set forth in Section 3.04.

                  "BALANCE SHEET PRINCIPLES" shall have the meaning set forth in
Section 1.05(d).

                  "BANK" shall have the meaning set forth in Section 4.05.

                  "BERRY" shall have the meaning set forth in Section 3.08(c).

                  "BUSINESS" shall have the meaning set forth in the Recitals.

                  "BUSINESS EMPLOYEE" shall have the meaning set forth in
Section 3.22.

                  "BUSINESS MATERIAL ADVERSE EFFECT" shall have the meaning set forth in Section 3.01.

                  "CLAIMING EMPLOYEE" shall have the meaning set forth in
Section 5.09 (c) (v).

                  "CLOSING" shall have the meaning set forth in Section 2.01.

                  "CLOSING DATE" shall have the meaning set forth in Section
2.01.

                  "CLOSING WORKING CAPITAL" shall have the meaning set forth in
Section 1.05(a).

                  "COBRA" shall have the meaning set forth in Section
5.09(e)(ii).

                  "CODE" shall have the meaning set forth in Section 3.12(a).

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                                                                            60


                  "COMPENSATION CLAIMS" shall have the meaning set forth in
Section 5.12(a).

                  "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section 5.09 (e)(v).

                  "CONSENT" shall have the meaning set forth in Section 3.03.

                  "CONTENT" shall have the meaning set forth in Section 5.24.

                  "CONTINUED EMPLOYEES" shall have the meaning set forth in
Section 5.09(a).

                  "CONTRACTS" shall have the meaning set forth in Section 1.02(a)(vii).

                  "COPYRIGHTS" shall have the meaning set forth in Section 3.07(a).

                  "CURRENT ASSETS" shall have the meaning set forth in Section 1.05(d).

                  "CURRENT LIABILITIES" shall have the meaning set forth in
Section 1.05(d).

                  "DIRECTORY BUSINESS AGREEMENT" shall have the meaning set forth in the Recitals.

                  "DOMAIN NAMES" shall have the meaning set forth in Section 3.07(a).

                  "DOJ" shall have the meaning set forth in Section 5.05(b).

                  "ENVIRONMENTAL LAWS" shall have the meaning set forth in
Section 3.17.

                  "ERISA" shall have the meaning set forth in Section 3.14(a).

                  "EXCLUDED ASSETS" shall have the meaning set forth in Section 1.02(b).

                  "EXCLUDED LIABILITIES" shall have the meaning set forth in
Section 1.03(b).

                  "EXCLUDED EMPLOYEES" shall have the meaning set forth in
Section 5.09(a).

                  "FTC" shall have the meaning set forth in Section 5.05(b).

                  "FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.04.

                  "FINANCING COMMITMENT" shall have the meaning set forth in
Section 4.05.

                  "GAAP" shall have the meaning set forth in Section 1.05(d).

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                                                                            61


                  "GOVERNMENTAL ENTITY" shall have the meaning set forth in
Section 3.03.

                  "HIPAA" shall have the meaning set forth in Section
5.09(e)(ii).

                  "HOLDCO" shall have the meaning set forth in Section 2.02(b).

                  "HSR ACT" shall have the meaning set forth in Section 3.03.

                  "INACTIVE EMPLOYEE" shall have the meaning set forth in
Section 5.09(a).

                  "INCLUDING" shall have the meaning set forth in Section
9.04(b).

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
Section 8.05(a).

                  "INJUNCTION" shall have the meaning set forth in Section 6.01(b).

                  "INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 1.02(a)(v).

                  "INVENTORY" shall have the meaning set forth in Section 1.02(a)(ii).

                  "INVESTMENTS" shall have the meaning set forth in Section
3.19.

                  "JUDGMENT" shall have the meaning set forth in Section 3.03.

                  "LEASED PROPERTY" shall have the meaning set forth in Section 3.06.

                  "LEASEHOLD IMPROVEMENTS" shall have the meaning set forth in
Section 1.02(a)(i).

                  "LIENS" shall have the meaning set forth in Section 3.05.

                  "LICENSE AGREEMENT" in Recitals.

                  "LICENSED TRADEMARKS" shall have the meaning set forth in
Section 1.02 (b)(vii).

                  "LOSSES" shall have the meaning set forth in Section 8.01.

                  "NOTICE OF DISAGREEMENT" shall have the meaning set forth in
Section 1.05(b).

                  "ORDINARY COURSE OF BUSINESS" shall have the meaning set forth in Section 9.04(b)

                  "PATENTS" shall have the meaning set forth in Section 3.07(a).

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                                                                            62


                  "PERMITS" shall have the meaning set forth in Section 3.09.

                  "PERMITTED LIENS" shall have the meaning set forth in Section 3.05(a).

                  "PERSON" shall have the meaning set forth in Section 9.04(b).
                   ------

                  "PERSONAL PROPERTY" shall have the meaning set forth in
Section 1.02(a)(iii).

                  "POST-CLOSING TAX PERIOD" shall have the meaning set forth in
Section 3.12(a).

                  "PRE-CLOSING TAX PERIOD" shall have the meaning set forth in
Section 3.12(a).

                  "PROCEEDING" shall have the meaning set forth in Section 1.03(b)(v).

                  "PURCHASE PRICE" shall have the meaning set forth in Section 1.01.

                  "PURCHASER" shall have the meaning set forth in the Preamble.

                  "PURCHASER MATERIAL ADVERSE EFFECT" shall have the meaning set forth in Section 4.01.

                  "HOLDCO SHARES" shall have the meaning set forth in Section 2.02(b).

                  "PURCHASER WELFARE PLANS" shall have the meaning set forth in
Section 5.09(e)(i).

                  "PURCHASER'S 401(K) PLAN" shall have the meaning set forth in
Section 5.09(c).

                  "RECEIVABLES" shall have the meaning set forth in Section 1.02(a)(iv).

                  "RECORDS" shall have the meaning set forth in Section 1.02(a)(xiii).

                  "REPRESENTATIVES" shall have the meaning set forth in Section 5.03(b).

                  "SECURITIES ACT" shall have the meaning set forth in Section 3.23.

                  "SELLER" shall have the meaning set forth in the Preamble.

                  "SELLER BENEFIT PLANS" shall have the meaning set forth in
Section 3.14(a).

                  "SELLER INBOUND LICENSE AGREEMENTS" shall have the meaning set forth in Section 3.07(f)(i).

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                                                                            63


                  "SELLER OUTBOUND LICENSE AGREEMENTS" shall have the meaning set forth in Section 3.07(f)(ii).

                  "SELLER OWNED COPYRIGHTS" shall have the meaning set forth in
Section 3.07(d)(i).

                  "SELLER PENSION PLANS" shall have the meaning set forth in
Section 3.14(a).

                  "SELLER SUB" shall have the meaning set forth in the Preamble.

                  "SELLER WELFARE PLANS" shall have the meaning set forth in
Section 5.09(e)(i).

                  "SELLER'S 401(k) PLAN" shall have the meaning set forth in
Section 5.09(c).

                  "SELLER'S CAFETERIA PLANS" shall have the meaning set forth in
Section 5.09(f).

                  "STATEMENT" shall have the meaning set forth in Section
1.05(a).

                  "STRADDLE PERIOD" shall have the meaning set forth in Section 3.12(a).

                  "SERVICE AGREEMENTS" shall have the meaning set forth in the Recitals.

                  "SUBSIDIARY" shall have the meaning set forth in Section 9.04(b).

                  "TAX" shall have the meaning set forth in Section 3.12(a).

                  "TAX RETURN" shall have the meaning set forth in Section 3.12(a).

                  "TAXING AUTHORITY" shall have the meaning set forth in Section 3.12(a).

                  "THIRD PARTY CLAIM" shall have the meaning set forth in
Section 8.05(a).

                  "TOP CUSTOMERS" shall have the meaning set forth in Section 3.08(b).

                  "TRADEMARKS" shall have the meaning set forth in Section 3.07(a).

                  "TRADE SECRETS" shall have the meaning set forth in Section 3.07(e).

                  "WAIVING PARTY" shall have the meaning set forth in Section 6.05.

                  "WC AMOUNT" shall have the meaning set forth in Section
1.05(c).

                  "WEBSITE" shall have the meaning set forth in Section 5.24.

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                                                                            64


                  "WORKING CAPITAL" shall have the meaning set forth in Section 1.05(d).

                  IN WITNESS WHEREOF, Seller, Seller Sub and Purchaser have duly executed this Agreement as of the date first written above.


                                       BROADWING INC.,

                                         by /s/ Richard G. Ellenberger
                                           ---------------------------------
                                           Name:  Richard G. Ellenberger
                                           Title: President and CEO


                                       CINCINNATI BELL DIRECTORY INC.,

                                         by /s/ Douglas A. Myers
                                           ---------------------------------
                                           Name:  Douglas A. Myers
                                           Title: President


                                       CBD MEDIA, INC.,

                                         by /s/ Brion B. Applegate
                                           ---------------------------------
                                           Name:  Brion B. Applegate
                                           Title: President

Accepted and agreed to as of the
date first written above as to
Sections 2.02 and 4.06:

CBD MEDIA HOLDINGS, INC.,

       by /s/ Brion B. Applegate
         ----------------------------
         Name:  Brion B. Applegate
         Title: President